UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAR PACIFIC HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PAR PACIFIC HOLDINGS, INC.   |   825 Town and Country Lane, Suite 1500   |   Houston, Texas 77024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 30, 2024

Dear Stockholders:

We cordially invite you to attend our 2024 annual meeting of stockholders of Par Pacific Holdings, Inc. (the “Company” or “Par Pacific”). The meeting will be held virtually at verus://www.viewproxy.com/Parpacific/2024 on Tuesday, April 30, 2024, at 8:30 a.m. (Houston time). At the meeting, stockholders will be asked to vote on the following matters:

Proposal 1:

To elect the Board of Directors;

Proposal 2:

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

Proposal 3:

To approve an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

We will also transact any other business as may properly come before the meeting.

Stockholders who owned our common stock at the close of business on Wednesday, March 6, 2024, may attend and vote at the meeting. A stockholders’ list will be available at our offices at 825 Town and Country Lane, Suite 1500, Houston, Texas 77024 for the ten-day period prior to the meeting. We hope that you will be able to attend the meeting.

We provide our proxy materials, including our Proxy Statement and Annual Report, electronically on the Internet. This expedites your receipt of proxy materials, conserves resources, and lowers the cost of the meeting. On or about March 18, 2024, we are posting our proxy materials at http://www.viewproxy.com/Parpacific/2024 and mailing stockholders a Notice of Internet Availability of Proxy Materials that explains how to access the proxy materials on the Internet. We are also mailing a printed set of the proxy materials to stockholders who have elected to receive paper copies. Stockholders may request a printed set of the proxy materials by following the instructions in the Notice.

Whether or not you plan to attend the meeting, please vote electronically via the Internet or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the proxy statement for more details.

We thank you for your continued support and look forward to your attendance at our virtual annual meeting.

By order of the Board of Directors, Jeffrey R. Hollis, Senior Vice President, General Counsel, and Secretary

Houston, Texas

March 18, 2024

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PAR PACIFIC HOLDINGS, INC.   |   825 Town and Country Lane, Suite 1500   |   Houston, Texas 77024

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors (the “Board”) is soliciting proxies for the 2024 annual meeting of stockholders to be held virtually at http://www.viewproxy.com/Parpacific/2024 on Tuesday, April 30, 2024, at 8:30 a.m. (Houston time), and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Par Pacific Holdings, Inc. (the “Company” or “Par Pacific”) will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of Par Pacific, without additional compensation, personally or by telephone or by email or through the Internet. Additionally, Alliance Advisors LLC has been retained to provide certain proxy logistics and solicitation services at an anticipated cost of approximately $30,000.

QUESTIONS AND ANSWERS

Who can vote at the meeting?

The Board set March 6, 2024, as the record date for the meeting. You can attend and vote at the meeting if you were a common stockholder of Par Pacific at the close of business on the record date, March 6, 2024. On that date, there were 59,340,567 shares of our common stock outstanding and entitled to vote at the meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about March 18, 2024, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about March 18, 2024, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What proposals will be voted on at the meeting?

Three proposals are scheduled to be voted upon at the meeting:

•	The election of directors;
•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•	The approval of an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

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Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet or by requesting and returning a paper proxy card.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

•	View our proxy materials for the meeting on the Internet; and
•	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How do I cast my vote?

For stockholders whose shares are registered in their own names, as an alternative to voting at the meeting, you may vote via the Internet or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the Internet or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors or the amendment to the Company’s Restated Certificate of Incorporation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares promptly. See “Vote Required” following each proposal for further information.

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If you hold shares through a broker, bank or other nominee and wish to be able to vote at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

How do I attend the meeting? What do I need to attend the meeting?

You are entitled to attend the meeting if you were a common stockholder at the close of business on the record date, March 6, 2024, or if you hold a valid legal proxy for the meeting. To vote during the meeting, you will need a control number. If you are a registered holder, your control number may be found on your proxy card or the Notice of Internet Availability of Proxy Materials. If you are a beneficial holder, your control number will be assigned to you in a confirmation email when you register for the meeting. You can register for the meeting by visiting http://www.viewproxy.com/Parpacific/2024 and clicking “Virtual Meeting Registration.” Please register by 11:59 p.m. (EDT) on April 29, 2024. Once you have registered, follow the instructions in your confirmation email to attend the meeting.

Can I revoke or change my proxy?

Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting at the meeting if you obtain a legal proxy.

How does the Board recommend I vote on the proposals?

The Board recommends you vote “FOR” each of the nominees to our Board of Directors, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and “FOR” the approval of an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Who will count the vote?

The inspector of election will count the vote. Par Pacific’s Secretary will act as the inspector of election.

What is a “quorum?”

A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present or represented by proxy at the meeting. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote at the meeting; or have voted on the Internet or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the ratification of the appointment of our independent registered public accounting firm, and the amendment to the Company’s Restated Certificate of Incorporation. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

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What vote is required to approve each item?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1:

Election of directors.

The twelve nominees for election as directors at the annual meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.

Proposal 2:

Ratification of appointment of independent registered public accounting firm.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote.

Proposal 3:

Approval of the amendment to the Company’s Restated Certificate of Incorporation.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of our common stock outstanding.

What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, and proxy and voting instruction cards you receive.

How many votes can I cast?

On all matters you are entitled to one vote per share.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

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Proposal 1

Election of Directors

At the meeting, twelve directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. The Nominating and Corporate Governance Committee, which consists solely of directors that are independent as defined in the listing standards of the New York Stock Exchange (“NYSE”), recommended the twelve directors to our Board of Directors. Based on that recommendation, the Board nominated such directors for election at the meeting. The nominees have consented to be nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for each nominee in the individual biographies below. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting. Current director Walter Dods has elected not to stand for re-election as a director and his term will expire at the meeting.

Nominees

Certain information regarding the nominees is set forth below:

Name	Age	Position	Director Since
Robert Silberman (1)	66	Chairman of the Board	2014
Melvyn Klein (1)(4)	81	Chairman Emeritus of the Board	2014
Curtis Anastasio (2)	67	Director	2014
Anthony Chase (3)(4)	69	Director	2021
Timothy Clossey (5)	65	Director	2014
Philip Davidson (4)(5)	64	Director	2021
Katherine Hatcher (2)(3)	55	Director	2019
Patricia Martinez (2)(5)	49	Director	2023
William Monteleone (5)	40	Director and President	2012
William Pate (1)	60	Director and Chief Executive Officer	2014
Eric Yeaman	56	Director	N/A
Aaron Zell (2)	28	Director	2023

(1)	Member, Executive Committee of our Board of Directors.
(2)	Member, Audit Committee of our Board of Directors.
(3)	Member, Compensation Committee of our Board of Directors.
(4)	Member, Nominating and Corporate Governance Committee of our Board of Directors.
(5)	Member, Operations and Technology Committee of our Board of Directors.

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Robert Silberman
has served as the Chairman of our Board of Directors since January 2019 and has served as a member of our Board of Directors since August 2014.

Mr. Silberman previously served as Vice Chairman of our Board of Directors. Mr. Silberman has been Executive Chairman of the Board of Directors of Strategic Education, Inc. since May 2013, Chairman of its Board from February 2003 to May 2013 and its Chief Executive Officer from March 2001 until May 2013. Strategic Education, Inc. is an education services company, and is a leading provider of graduate and undergraduate degree programs focusing on working adults. Mr. Silberman has been a managing director of Equity Group Investments (“EGI”) since March 2014 and has held certain other relationships with affiliates of EGI. Mr. Silberman previously served as the lead director of Covanta Holding Corporation, a publicly held international owner/operator of energy-from-waste and power generation facilities, from 2015 to 2020. Previously Mr. Silberman served as President and Chief Operating Officer of CalEnergy Company, Inc., an independent energy producer and wholly-owned subsidiary of Berkshire Hathaway Inc. Mr. Silberman was appointed by President George H. W. Bush as the U.S. Assistant Secretary of the Army and is a member of the Council on Foreign Relations. Mr. Silberman holds a Bachelor of Arts degree from Dartmouth College and a master's degree from The Johns Hopkins University School of Advanced International Studies. Mr. Silberman's positions as a current executive chairman and formerly as a long-tenured chief executive officer and board member of public companies, coupled with his financial background and experience investing in and growing energy and project development businesses, as well as his experience in the public sector, combine to provide valuable insight and perspective to both the Board and management.

Melvyn Klein
has served as the Chairman Emeritus of our Board of Directors since January 2019. He was previously the Chairman of the Board since June 2014.

Mr. Klein is a private investor and the founder of Melvyn N. Klein Interests and the President of JAKK Holding Corp. and was the managing general partner of the investment partnership GKH Partners, L.P. from 1987 until 2008. Mr. Klein was a member of the Board of Directors of Anixter International, Inc., a New York Stock Exchange listed company, which was acquired in 2020. Mr. Klein has been an attorney and counselor-at-law since 1968, and he is currently a member of the State Bar of Texas. Earlier in his career, he was a McKinsey & Company consultant and a senior officer of Donaldson, Lufkin and Jenrette, Inc. Mr. Klein has been the President and CEO of two American Stock Exchange listed companies: Altamil Corporation and Eskey, Inc. Additionally, Mr. Klein was the controlling shareholder, co-founder, or a significant partner in a number of companies in several fields, including, among others, American Medical International, Inc. (subsequently merged to create Tenet Healthcare), UGHC/Arcus (subsequently sold to Koch Industries, Inc.-Flint Hills Resources, LP. and the balance merged with Iron Mountain), Savoy Pictures Entertainment, Inc. (subsequently merged with IAC Interactive), Hanover Compressor Company (subsequently merged to create Exterran Holdings Corp., which, in turn, has become Archrock, Inc. and Enerflex Ltd.), Cockrell Oil & Gas, L.P. (assets subsequently sold to UNOCAL), and Santa Fe Energy Resources, Inc. (subsequently merged in part with Chevron and in part with Devon Energy). Mr. Klein was appointed by President Reagan to the Executive Committee of the President’s Private Sector Survey on Cost Control in the Federal Government (Grace Commission) and by President Clinton to the U.S. State Department’s Advisory Committee on International Economic Policy. Mr. Klein received a Doctor of Jurisprudence degree from Columbia University and a Bachelor of Arts degree with Highest Honors in Economics from Colgate University.

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He also studied at the London School of Economics and Political Science and completed the coursework for a master’s degree at The Johns Hopkins University School of Advanced International Studies. Mr. Klein is a member and a board member of the Horatio Alger Association of Distinguished Americans, Inc. and the Former Chairman of the Board of Visitors of the M.D. Anderson Cancer Center and a continuing officer and member of the Executive Committee; in 2020, Mr. Klein was named a Life Member of the board. Mr. Klein is also a member of the Philosophical Society of Texas. Mr. Klein brings to the Board leadership and extensive public company board experience (Anixter International, Inc., Altamil Corporation, American Medical International, Inc., Hanover Compressor Company, Santa Fe Energy Resources, Inc., Devon Energy Corporation, Playboy Enterprises, Inc., Levitz Furniture Corp, Bush Universal, Inc., and others), which contribute to his familiarity with current issues and assists in his identifying and addressing appropriate corporate governance practices for us. Mr. Klein’s experience and accomplishments in building businesses, including a number of industry-leading companies, is of benefit to Par Pacific. Mr. Klein's experience in senior positions within the public sector also adds to the Board's depth and perspective.

Curtis Anastasio
has served as a member of our Board of Directors since June 2014.

Mr. Anastasio served as the Vice Chairman of our Board of Directors from September 2014 to April 2015. He served as the Chairman of GasLog Partners LP, an international owner, operator and manager of liquefied natural gas (LNG) carriers until the company was taken private in July of 2023. Appointed Executive Chairman in February 2014, Mr. Anastasio led the successful initial public offering of GasLog Partners LP in May 2014. Mr. Anastasio also serves as a founding director and current Audit Committee Chairman of The Chemours Company, a global leader in titanium technologies, fluoroproducts and chemical solutions which was spun off from DuPont effective July 1, 2015. In June of 2023, Mr. Anastasio was elected to the Board of Directors of Core Laboratories (NYSE: CLB), a leading, global provider of proprietary and patented reservoir description and production enhancement services and products. From January 2014 through December 2019, Mr. Anastasio was also a member of the Board of Directors of the Federal Reserve Bank - Dallas, and a member of its Audit Committee and Executive Committee. He previously served as President and Chief Executive Officer of NuStar Energy L. P., a publicly traded master limited partnership based in San Antonio, Texas. Mr. Anastasio was the President and Chief Executive Officer of NuStar Energy, L.P. from the time he led the initial public offering in April 2001, until he retired from the company on December 31, 2013. Since joining a predecessor of NuStar in 1988, he has held various positions in the upstream and downstream oil and gas industry, which have included responsibility for supply, trading, transportation, marketing, development and legal. Mr. Anastasio received a Juris Doctorate degree from Harvard Law School in 1981 and a Bachelor of Arts degree, magna cum laude, from Cornell University in 1978. After graduation, he practiced corporate law in New York City. Mr. Anastasio brings to the Board extensive experience in public companies generally, and with over 30 years of experience in the upstream and downstream oil and gas industry, invaluable industry knowledge and insight in investing and growing oil and gas businesses. Further, Mr. Anastasio brings a deep knowledge of finance and economic markets to the Board.

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Anthony Chase
has served as a member of our Board of Directors since July 2021.

Mr. Chase is the Chairman and CEO of ChaseSource, L.P., a staffing, facilities management, and construction firm that he founded in 2006. Mr. Chase’s prior experience as an entrepreneur includes starting and selling three ventures. Chase Radio Partners owned seven radio stations and was sold to Clear Channel Communications in 1998. Mr. Chase opened the first three Cricket Wireless markets in Tennessee selling to Leap Wireless in 1998. Mr. Chase also sold ChaseCom, an enterprise that built and operated call centers around the world, to AT&T Corporation in 2007. He currently serves on the boards of Cullen/Frost Bankers, Inc., Nabors Industries Ltd., and LyondellBasell Industries N.V. In addition, his nonprofit board membership includes the Houston Endowment, Greater Houston Partnership, Texas Medical Center, and the MD Anderson Board of Visitors. Mr. Chase is a past Deputy Chairman of the Federal Reserve Bank of Dallas and a past Chairman of the Greater Houston Partnership, as well as a member of the Council on Foreign Relations and an Eagle Scout. Mr. Chase was a tenured Professor of Law at the University of Houston Law Center and currently serves as Professor of Law, Emeritus. He is an honors graduate of Harvard College, Harvard Law School and Harvard Business School. Mr. Chase provides the Board with experience and insight in corporate governance, banking, regulatory matters, and management and provision of human resources, as well as experience as an executive and as a board member of both public and private companies.

Timothy Clossey
has served as a member of our Board of Directors since June 2014.

Mr. Clossey is the President and owner of Spirit Technologies, a management coaching and engineering consulting services company. Mr. Clossey previously served as Production Manager and Major Projects Director for BP Cherry Point. He was a consultant to the Board of Directors at SaltChuk Resources on merger and acquisition opportunities and a board member at Timec, Inc., where Mr. Clossey chaired the Audit Committee, organized and chaired a Special Committee of Outside Directors and served on the Compensation Committee. Mr. Clossey served in multiple positions, including most recently as President and CEO of ARCO Marine, Inc. ("ARCO"). As VP Corporate Strategic Planning, Downstream for ARCO, Mr. Clossey was responsible for strategic planning for all of ARCO’s downstream companies. As Vice President of Engineering, Technology and R&D at ARCO, his role was responsible for leading ARCO’s Engineering and Research Center in Anaheim, California. As Manager, Clean Fuels Development Task Force at ARCO, Mr. Clossey lead the reformulated gasoline research and development efforts at the Technical Center as well as served in the government relations role working with industry associations such as Western States Petroleum Association and the American Petroleum Institute, as well as all Federal and State agencies working on reformulated gasoline regulations throughout the nation. Mr. Clossey graduated from Harvard Business School with an Executive Master of Business Administration. He received his Bachelor of Science degree in Chemical Engineering summa cum laude from Washington State University. Mr. Clossey's extensive and detailed experience in operational aspects of the petroleum refining industry provide the Board with insight into the operation, development, and growth of our businesses.

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Philip Davidson
has served as a member of our Board of Directors since October 2021.

Mr. Davidson was the Commander of the United States Indo-Pacific Command, headquartered in Honolulu, Hawaii, from 2018 to 2021. He retired from active service in the U.S. Navy in May 2021 as a four-star Admiral after nearly 39 years of service. He is currently on the boards of AeroVironment, Inc. and Norfolk Southern Corp, among other private sector organizations. He is also a Board Member at the Center for Strategic and Budgetary Assessments, an independent, non-partisan policy research institute, and serves on military advisory groups to the Sasakawa Peace Foundation USA, as well as the United States Institute of Peace. He is the founder/owner of Davidson Strategies LLC. Mr. Davidson is a 1982 graduate of the U.S. Naval Academy, and a 1992 distinguished graduate of the U.S. Naval War College. He holds a Bachelor of Science degree in Physics and a Master of Arts in National Security and Strategic Studies. Mr. Davidson brings to the board significant leadership experience at the highest levels of military and governmental affairs.

Katherine Hatcher
has served as a member of our Board of Directors since January 2019.

She is currently a development partner and previously acted as President and Chief Operating Officer from 2008 to 2021 of NewQuest Properties, a privately owned, full-service company based in Houston, Texas engaged in commercial development, retail leasing, tenant representation, land brokerage, and property management. Before joining NewQuest Properties, Ms. Hatcher was the president of the Gulf Coast States region for Verizon Wireless for eight years. She currently serves on the board of Stellar Bank. In addition, Ms. Hatcher has been involved in and held board positions with various community organizations located in Houston, Texas, including the Greater Houston Partnership Board of Directors, MD Anderson’s Board of Visitors, Children’s Museum of Houston, the Houston Area Women’s Center, Youth About Business and Young Presidents Organization. She is also an alumna of The Center for Houston’s Future. Ms. Hatcher holds two master’s degrees from the University of North Carolina at Chapel Hill, one of which is in City and Regional Planning. Ms. Hatcher provides the Board with experience and insight into the operation, development, and growth of the Company’s businesses, particularly with regard to the Company’s real property assets.

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Patricia Martinez
has served as a member of our Board of Directors since May 2023.

She was the Chief Energy Transition Officer of Enerflex Ltd from 2021 to 2024 and the President of Enerflex’s Latin American business from 2014 to 2022. Ms. Martinez was responsible for creating and executing Enerflex’s transformational energy transition strategy including carbon capture and sequestration, hydrogen, bioenergy, and electrification. In addition, she previously served as an officer of several private equity backed domestic and international energy companies and on the boards of directors of Orocobre (Allkem Limited) (ASX:AKE) and the Argentinian Petroleum & Gas Institute of Houston. She currently serves on the board of NOV Inc. (NYSE: NOV).  Ms. Martinez received her bachelor’s degree from Universidad Argentina de la Empresa, her MBA from Houston Baptist University, and completed executive education at Harvard Business School. Ms. Martinez brings to the Board energy transition experience coupled with executive leadership skills and international experience.

Eric Yeaman
is a director nominee.

Mr. Yeaman is currently the founder and managing partner of Hoku Capital LLC, a strategic advisory services firm located in Honolulu, Hawaii. He was President and Chief Operating Officer of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian Inc., from June 2015 to August 2019. From 2008 to 2015, he was President and Chief Executive Officer of Hawaiian Telcom, a telecommunications and technology company serving the state of Hawaii. Prior to that, he was Senior Executive Vice President and Chief Operating Officer of Hawaiian Electric Company, Inc. (“HECO”). Mr. Yeaman joined Hawaiian Electric Industries, Inc. (“HEI”), HECO’s parent company, in 2003 as Financial Vice President, Treasurer and Chief Financial Officer. Prior to joining HEI, Mr. Yeaman held the positions of Chief Operating and Financial Officer for Kamehameha Schools from 2000 to 2003. Mr. Yeaman serves as Chairman of the Board of Alexander Baldwin, Inc., a premier Hawaii commercial real estate company. He currently serves on the board of Alaska Air Group, Inc. Additionally, Mr. Yeaman serves on several private company and civic and community boards throughout the State of Hawaii, including DR Fortress LLC, Lanihaua Properties LLC, Palani Ranch Company, Inc., WattIQ, Friends of Hawaii Charities, The Harold K.L. Castle Foundation, and Hawaii Asia Pacific Association. Mr. Yeaman graduated from the University of Hawaii at Moana with a bachelor’s degree before beginning his career at Arthur Andersen LLP. Mr. Yeaman brings to the board extensive executive experience, which includes business development and mergers and acquisitions, as well as expertise in finance and accounting. Further, Mr. Yeaman’s deep knowledge of the Hawaiian markets where we operate and his experience as a chairman or member of publicly held company boards of directors will provide the Board with knowledge of governance and other related matters.

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Aaron Zell
has served as a member of our Board of Directors since May 2023.

Mr. Zell is currently a Senior Associate – Investments at Chai Trust (EGI), where he has sourced and evaluated potential new investments and worked directly with existing assets since 2017. He serves on the boards of Veridiam, Inc., a specialty alloy manufacturer serving the nuclear power, medical, aerospace, and industrial markets, and Kharon, a tech-based solution for managing sanction risk. He also serves on the board of the Zell Entrepreneurship Foundation, which supports various philanthropic ventures, including the Zell Lurie Institute at the University of Michigan’s Ross School of Business, the Zell Fellows Program at Northwestern University’s Kellogg School of Management, and the Zell Entrepreneurship Program at Reichman University (IDC Herzliya) in Israel. In addition, Mr. Zell is a board member of the Matthew Zell Family Foundation, which is currently focused on combating climate change and supporting local community organizations. Before joining EGI in 2017, he served as a summer intern with the firm in 2014 and 2015.  Mr. Zell graduated summa cum laude with a BS in economics from the Wharton School at the University of Pennsylvania. Mr. Zell brings to the Board entrepreneurial drive, investment and long-term stewardship skills, and new perspectives on energy transition matters.

William Monteleone
has served as a member of our Board of Directors since August 2012. In addition, Mr. Monteleone has served as our President since January 2023 and has been appointed President and Chief Executive Officer effective as of our 2024 annual meeting of stockholders.

Previously he served as our Executive Vice President and Chief Financial Officer from January 2022 to January 2023, Senior Vice President and Chief Financial Officer from March 2017 to January 2022, Senior Vice President of Mergers & Acquisitions from January 2015 to March 2017, and Chief Executive Officer from June 2013 to January 2015. Prior to joining the Company, Mr. Monteleone was a Vice President at EGI, where he was employed from 2008 until August 2014, serving in a limited capacity from June 2013. At EGI, Mr. Monteleone was responsible for evaluating potential new investments and monitoring existing investments. Previously, Mr. Monteleone worked for Banc of America Securities LLC from 2006 to 2008 where he was involved in a variety of debt capital raising transactions, including leveraged buyouts, corporate-to-corporate acquisitions and other debt financing activities. In addition to our Board, Mr. Monteleone was previously on the Board of Directors of the following privately held companies: Wapiti Oil and Gas I, LLC, Wapiti Oil and Gas II, LLC, and Kuwait Energy Company. Mr. Monteleone graduated magna cum laude from Vanderbilt University with a bachelor's degree. Mr. Monteleone brings to the board capital markets knowledge, mergers and acquisition experience, valuable downstream energy market perspectives and, insights into critical aspects of operations, development and growth of our business.

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William Pate
has served as our Chief Executive Officer since January 2023 and as a member of our Board of Directors since December 2014.

Effective as of our 2024 annual meeting of stockholders he will retire as our Chief Executive Officer.  Prior to that he served as our Chief Executive Officer and President since October 2015. Mr. Pate was previously Co-President of EGI. Mr. Pate had been employed by EGI or its predecessors in various capacities since 1994. Mr. Pate served as a director of Covanta Holdings Corporation from 1999 to 2016. He was the Chairman of the Board of Directors of Covanta from October 2004 through September 2005. Mr. Pate has previously served on the boards of directors of Exterran Holdings, Inc., Adams Respiratory Therapeutics, MiddleBrook Pharmaceuticals and CNA Surety Corp., as well as those of several private companies associated with EGI. Earlier in his career, Mr. Pate was an investment professional at The First Boston Corporation and The Blackstone Group where he worked on private equity investments and merger advisory assignments. Mr. Pate received a Juris Doctorate degree cum laude from the University of Chicago Law School and a Bachelor of Arts degree, magna cum laude, from Harvard College. Mr. Pate brings to the Board familiarity with all aspects of capital markets, financial transactions and investing in a range of businesses across domestic and international markets. His experience as a board member of other public and private companies provides additional perspective on governance issues.

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Director Independence

The listing standards of the NYSE require that our Board of Directors be comprised of at least a majority of independent directors. For a director to be considered independent under those standards, the Board must affirmatively determine that the director does not have any material relationship with us.

Based on these standards, our Board of Directors has affirmatively determined that Robert Silberman, Melvyn Klein, Curtis Anastasio, Anthony Chase, Timothy Clossey, Philip Davidson, Walter Dods, Katherine Hatcher, Patricia Martinez, and Aaron Zell, and, should he be elected, Eric Yeaman, are independent. Messrs. Silberman, Klein, Anastasio, Clossey, Davidson, Dods, Yeaman, and Zell, Ms. Hatcher, and Ms. Martinez have no relationship with us except as directors and stockholders, and Mr. Chase has the additional relationship described below. In determining the independence of Mr. Chase, the Board engaged in the following analysis.

The Board reviewed certain payments made indirectly to Mr. Chase’s staffing company between 2021 and 2022 associated with individuals temporarily hired as consultants by Deloitte.  The Board determined that the aforementioned payments did not interfere with Mr. Chase’s independent and objective oversight of Par Pacific’s management or promotion of management’s accountability to Par Pacific’s stockholders or with his exercise of independent judgment as a director.  Therefore, the Board concluded that Mr. Chase qualifies as an independent director under applicable SEC rules and regulations and NYSE listing standards.

The Board also noted that certain directors, including Mr. Silberman, Mr. Klein, Mr. Dods, Mr. Yeaman, and Mr. Zell, have direct and indirect relationships through other entities with other directors of the Company. The Board determined that none of the aforementioned relationships interfere with Mr. Silberman’s, Mr. Klein’s, Mr. Dods’, Mr. Yeaman’s, or Mr. Zell’s independent and objective oversight of Par Pacific’s management or promotion of management’s accountability to Par Pacific’s stockholders or with their exercise of independent judgment as a director. Therefore, the Board concluded that each of Mr. Silberman, Mr. Klein, Mr. Dods, Mr. Yeaman, and Mr. Zell qualifies as an independent director under applicable SEC rules and regulations and NYSE listing standards.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors believes that it should be free to choose the Chairman of the Board in any way that seems best for Par Pacific at any given period of time. Therefore, our Board of Directors does not have a policy regarding whether the role of the Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.

As set forth in our Corporate Governance Guidelines, our Board of Directors is responsible for the oversight of the Company and its business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee has oversight responsibility for financial risk (such as accounting, finance, internal controls, tax strategy, hedging, and cybersecurity), and also oversees compliance with our Code of Business Conduct and Ethics and with applicable laws and regulations. The Compensation Committee oversees compliance with our compensation plans. The Nominating and Corporate Governance Committee oversees compliance with our corporate governance principles, including our environmental, social and governance (“ESG”) principles, and the Operations and Technology Committee oversees the Company’s operational results and the development of new technologies that impact the Company. Each of the committees report to the Board regarding the areas of risk they oversee.

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Sustainability

At Par Pacific, we recognize the importance of ESG principles and focus our sustainability efforts toward improving ESG performance. We believe the future will require decarbonization of liquid fuels, and we are laying the groundwork with engineering and other technical studies to prepare for the conversion of some of our refining units to process renewable feedstocks or building of greenfield plants that produce renewable fuels. We also began co-processing renewable feedstocks at one of our refineries. We view sustainability as the fundamental process of shared value creation, in which strategic investment and innovation help our society achieve economic growth, environmental preservation and resource conservation to address the needs of future generations. We believe that promoting sustainable social, environmental, and economic benefits creates long-term value for our Company, our stockholders and the communities where we work and live. As such, Par Pacific conducts its business and makes decisions according to the following principles:

●

We maintain the highest standards of business conduct and ethics by conducting our affairs in an honest and ethical manner with unyielding personal and corporate integrity at the foundation of our business.

●	We adhere to our values and strive to continually improve our ESG systems and processes to enhance our performance.
●	We demonstrate integrity and respect for others, especially our employees and contractors, by setting goals and objectives that enhance our commitment to a safe workplace.
●	We protect the environment by minimizing the use of any substance that may cause environmental damage, reducing waste generation and disposing of all waste through safe and responsible methods.
●

We communicate an unyielding expectation that our Company and supply chain, including customers, suppliers, contractors, and employees, promote strong ESG performance and hold those to uncompromising accountability for our expectation.

●	We focus on sustainable actions that promote health, fair dealing, and compliance throughout our business.
●	We regularly report and improve our ESG progress while continuing to evaluate and improve our sustained ESG efforts.
●	We are continuously developing frameworks and metrics that present our key ESG facts transparently.

Par Pacific believes a commitment to ESG priorities is positive for all its stakeholders. Par Pacific is committed to reducing greenhouse gas emissions and the risks of climate change as it delivers liquid fuel-based solutions to ensure energy security within the markets in which it operates.

In 2023, under Board oversight led by the Nominating and Corporate Governance Committee, Par Pacific published its sustainability report, which among other disclosures, reports ESG performance data. This information is published on our website at https://www.parpacific.com/sites/par-pacific-corp-v2/files/Sustainability%20Reports/2022%20Par%20Pacific%20Sustainability%20Report.pdf.

Pursuant to its charter, the Nominating and Corporate Governance Committee is tasked with assisting the Board in identifying, evaluating and reviewing social, political and environmental trends and related risks that could affect Par Pacific’s business activities and performance, and considering and making recommendations related to corporate responsibility, contributions, and reputation management. The committee periodically reviews and discusses with management and makes recommendations to the Board on Par Pacific’s compliance with its policies, programs and practices regarding health, safety and environmental protection and Par Pacific’s strategy and performance in assessing and responding to climate-related risks and opportunities.

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We recognize that our responsible stewardship impacts every employee, every contractor, and every member of the communities where we operate, and we embrace that responsibility. We promote a culture of continual safety improvement with a keen eye for evaluating and managing risk, and monitor our programs, policies, and procedures to achieve these objectives. We are assessing and will continue to evaluate long term initiatives. To achieve this objective through our continued focus on ESG principles, we believe we are well-positioned to generate sustainable performance and growth.

Communicating with our Board of Directors

Stockholders and other parties interested in communicating directly with the non-employee members of our Board of Directors may do so by writing to: Corporate Secretary, c/o Par Pacific Holdings, Inc., 825 Town and Country Lane, Suite 1500, Houston, Texas 77024. The Board maintains a process for handling letters received by Par Pacific and addressed to non-employee members of the Board. Under that process, our Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is threatening or illegal, uses profane language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. All of the members of the Board of Directors attended our 2023 annual meeting of stockholders.

Board and Committee Activity, Structure and Compensation

During 2023, our Board of Directors held six meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they served. The Board has adopted committee charters and Corporate Governance Guidelines that, among other matters, describe the responsibilities and certain qualifications of our directors. Our committee charters, Corporate Governance Guidelines, and Code of Business Conduct and Ethics are available on our website at www.parpacific.com. Copies may also be obtained by writing to our Corporate Secretary at our principal executive offices. There were five standing committees of the Board during 2023: the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating and Corporate Governance Committee, and the Operations and Technology Committee. Committee membership and the functions of those committees are described below. In accordance with applicable SEC rules and regulations and NYSE listing standards, all of the directors who serve on the Audit, Compensation or Nominating and Corporate Governance Committees have been determined by the Board, in its business judgment, to be “independent” from the Company and its management.

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The chart below identifies directors who were members of each committee at the end of 2023, the number of meetings held by each committee during the year, the chairs of each committee and the Audit Committee financial experts.

Name	Audit	Compensation	Nominating and Corporate Governance	Operations and Technology	Executive
Robert Silberman					C
Melvyn Klein			C		X
Curtis Anastasio	C, FE
Anthony Chase		X	X
Timothy Clossey				C
Philip Davidson			X	X
Walter Dods*		C
Katherine Hatcher	X	X
Patricia Martinez	X			X
William Monteleone				X
William Pate					X
Aaron Zell	X, FE
2023 Meetings	Five	Five	Four	Four	Zero

C = Committee Chair

FE = Financial Expert

X = Committee Member

* Mr. Dods will continue to serve on the Board and certain committees until our 2024 annual meeting of stockholders.

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Audit Committee. The current members of the Audit Committee are Curtis Anastasio (Chairman), Katherine Hatcher, Patricia Martinez, and Aaron Zell, and the committee met five times during 2023. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC, and that Messrs. Anastasio and Zell are audit committee financial experts under the rules of the SEC. The committee operates under a written charter adopted by our Board of Directors. The committee assists the Board in overseeing (i) the integrity of Par Pacific’s financial statements, (ii) Par Pacific’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of Par Pacific’s internal auditors (or other personnel responsible for the internal audit function) and Par Pacific’s independent auditor, and (v) cybersecurity at Par Pacific. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent registered public accounting firm and the financial management of Par Pacific. The committee has the sole authority to select, evaluate, appoint or replace the independent registered public accounting firm and has the sole authority to approve all audit engagement fees and terms. The committee pre-approves all permitted non-auditing services to be provided by the independent auditors; discusses with management and the independent auditors our financial statements and any disclosures and SEC filings relating thereto; reviews the integrity of our financial reporting process; establishes policies for the hiring of employees or former employees of the independent registered public accounting firm; and investigates any matters pertaining to the integrity of management.

Compensation Committee. The current members of the Compensation Committee are Walter Dods (Chairman), Anthony Chase, and Katherine Hatcher and the committee met five times during 2023. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The committee operates under a written charter under which the committee, among other things, has the following authority: (i) to review and approve Par Pacific’s goals relating to the chief executive officer’s compensation, evaluate the chief executive officer’s performance under those goals and set the chief executive officer’s compensation; (ii) to evaluate, review and approve the compensation structure and process for our other officers and the officers of our subsidiaries; (iii) to evaluate, review and recommend to our Board any changes to, or additional, stock-based and other incentive compensation plans; (iv) to engage independent advisors to assist the members of the committee in carrying out their duties; and (v) to recommend inclusion of the Compensation Discussion and Analysis in this proxy statement or our Annual Report on Form 10-K, as applicable.

Compensation Committee Interlocks and Insider Participation

Walter Dods, Anthony Chase, L. Melvin Cooper, and Katherine Hatcher served on the Compensation Committee in 2023. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Executive Committee. The current members of the Executive Committee are Robert Silberman (Chairman), William Pate and Melvyn Klein. The committee did not meet during 2023. The committee operates under a written charter adopted by the Board. The committee is responsible for exercising the powers and duties of the Board between Board meetings and while the Board is not in session, and implementing the policy decisions of the Board, but does not have the authority to approve certain actions on behalf of the Board, including (i) filling vacancies or changing membership of the Board or any of its committees, (ii) changing the size of the Board or any of its committees, (iii) electing or removing elected officers or directors or changing their compensation, (iv) amending our certificate of incorporation or bylaws, (v) adopting an agreement providing for the merger or consolidation of Par Pacific or recommending to the stockholders the sale, lease or exchange of all or substantially all of Par Pacific’s property and assets, (vi) recommending to the stockholders a dissolution of Par Pacific or a revocation of a dissolution, (vii) declaring a dividend, authorizing the issuance of stock (except pursuant to specific authorization by the Board), (viii) those matters which are expressly delegated to another committee of the Board, or (ix) matters which, under the General Corporation Law of the State of Delaware, our certificate of incorporation or our bylaws cannot be delegated by the Board to a committee of the Board.

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Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Melvyn Klein (Chairman), Anthony Chase, and Philip Davidson. The committee met four times during 2023. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. The committee operates under a written charter adopted by the Board. The committee is responsible for determining the qualifications, skills and other expertise required to be a director, identifying and recommending qualified candidates to the Board for nomination as members of the Board, and recommending to the Board the corporate governance principles applicable to Par Pacific, including environmental, safety and health principles. The committee also leads the Board in its annual self-evaluations and recommends nominees to serve on each committee of the Board. The committee, among other things, has the authority to evaluate candidates for the position of director, retain and terminate any search firm used to identify director candidates and review and reassess the adequacy of our corporate governance procedures. Additionally, the committee identifies, evaluates and reviews ESG trends and related risks that could affect the Company’s business activities.

Operations and Technology Committee. The current members of the Operations and Technology Committee are Timothy Clossey (Chairman), Philip Davidson, Patricia Martinez, and William Monteleone. The committee met four times during 2023. The Committee operates under a written charter adopted by the Board. The Committee is responsible for evaluating reports from management regarding and overseeing Company operations and technology initiatives, evaluating and overseeing key project execution and implementation, and monitoring the Company’s compliance with environmental, health and safety rules and regulations.

Director Nominations Process. In identifying candidates for positions on the Board, the Nominating and Corporate Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. After being identified by Par Pacific’s non-management directors, the Nominating and Corporate Governance Committee recommended Messrs. Chase and Davidson as Board nominee candidates in 2021, Ms. Martinez and Mr. Zell as Board nominee candidates in 2023, and Mr. Yeaman as a Board nominee candidate this year. We did not use any search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

The committee does not set specific minimum qualifications for director positions. Instead, the committee believes that nominations for election or re-election to the Board should be based on a particular candidate’s merits and our needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the committee considers an individual’s skills, diversity, independence from us, experience in areas that address the needs of the Board, and ability to devote adequate time to Board duties. The committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company are identified and, unless such individuals are well known to the Board, they are interviewed and further evaluated by the committee. Candidates selected by the committee are then recommended to the full Board. After the Board approves a candidate, the Chair of the committee extends an invitation to the candidate to join the Board.

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Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. We do not have a formal policy concerning stockholder nominations of individuals to stand for election to the Board, other than the provisions contained in our bylaws. Since our emergence from bankruptcy and except as previously provided by a stockholders agreement to which we were a party and which was terminated as of April 7, 2015, we have not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in any year, and therefore we believe that no formal policy, in addition to the provisions contained in our bylaws, concerning stockholder recommendations is needed.

Our bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than 100 days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made. To be in proper written form, a stockholder’s notice regarding nominations of persons for election to the Board must set forth (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Board Tenure. The Board does not impose tenure limits on its directors. Given the complexity and breadth of our business and its long-term investment horizons, the Board considers longevity of service and experience of great value.

All Par Pacific directors stand for election each year at the annual meeting. Directors cannot stand for election after they have reached age 80, unless the Board makes an exception on a case-by-case basis.  The Board determined that it is in the best interest of the Company and its stockholders for Melvyn Klein be permitted to stand for reelection at the 2024 annual meeting of stockholders. Employee directors are expected to resign from the Board when they are no longer employed by the Company unless the Board determines that continued Board service for an additional period is in the best interest of the Company and its shareholders.  In connection with his retirement as CEO effective after the 2024 annual meeting of stockholders, the Board determined that Mr. Pate’s continued service on the Board is in the best interest of the Company and its stockholders.

2023 Compensation of Directors. Our employee directors are not separately compensated for their service as directors. During 2023, our non-employee directors (other than our Chairman of the Board and Chairman Emeritus) received an annual cash retainer of $90,000 and an annual common stock retainer of $100,000, provided that the non-employee directors may elect, at their option, to increase the stock component of the retainer with a corresponding reduction in the cash component of the retainer. Our Chairman Emeritus and Chairman each had compensation targets of $300,000 in 2023, with $140,000 in cash and $160,000 in common stock. The cash component of the retainer is paid quarterly, and the stock component is paid quarterly at the beginning of the period to which the compensation relates in grants of restricted stock or restricted stock units with a one-year vesting schedule from the date of grant.

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In addition, the Chairman of the Audit Committee received an additional annual retainer of $20,000 and the members of the Audit Committee (other than the Chairman) received an annual retainer of $7,500, such retainers paid quarterly in cash. The Chairman of the Compensation Committee received an annual retainer of $15,000 and the Chairman of the Operations and Technology Committee received an annual retainer of $15,000. The Chairman of the Nominating and Corporate Governance Committee received an annual retainer of $15,000. The Chairman of the Executive Committee received an annual retainer of $15,000. Members of the board of Laramie Energy receive an annual retainer of $50,000 for service to that board on behalf of the Company.  Laramie Energy does not separately compensate these individuals for their board service. In each case, members of the Board and committees are paid for their service quarterly in cash.  There are no fees for the members of any other committee or for attendance at meetings. Non-employee directors are eligible to participate in the Par Pacific Holdings, Inc. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”).  See “Executive Compensation - Compensation Discussion and Analysis - Non-Qualified Deferred Compensation Plan” below for a summary of the material terms of the Deferred Compensation Plan.

The following table sets forth a summary of the compensation that we paid to our non-employee directors in 2023:

Name	Fees Earned or Paid in Cash ($) (3)	Restricted Stock or Restricted Stock Unit Awards ($) (1)	Total ($) (2)
Robert Silberman (4)	$153,750	$160,000	$313,750
Melvyn Klein	$116,250	$160,000	$276,250
Curtis Anastasio	$82,500	$100,000	$182,500
Anthony Chase (4)	$105,000	$100,000	$205,000
Timothy Clossey	$80,625	$100,000	$180,625
L. Melvin Cooper (5)	$24,375	$50,000	$74,375
Philip Davidson	$67,500	$100,000	$167,500
Walter Dods	$78,750	$100,000	$178,750
Katherine Hatcher	$71,250	$100,000	$171,250
Patricia Martinez (6)	$48,750	$50,000	$98,750
Aaron Zell (6)	$48,750	$50,000	$98,750

(1)

These amounts reflect the aggregate grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), of awards pursuant to the Par Pacific Holdings, Inc. Second Amended and Restated 2012 Long-Term Incentive Plan (the “2012 Long Term Incentive Plan”). Assumptions used in the calculation of these amounts are included in “Note 19- Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2023, included in our 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024. Our non-employee directors elected to receive their stock compensation for Board service in the form of restricted stock or restricted stock units with a one-year vesting period.

(2)

As of December 31, 2023, Messrs. Silberman, Klein, Anastasio, Chase, Clossey, Davidson, and Dods, had 62,367, 70,024, 6,557, 3,706, 2,799, 6,557, and 16,978 restricted stock units outstanding, respectively, and the other non-employee directors each had zero restricted stock units outstanding.

(3)	Board members received cash compensation for the first quarter of 2023 on December 28, 2022.
(4)	Mr. Silberman and Mr. Chase each received $37,500 in compensation for serving on the Laramie Energy board during three quarters of 2023.
(5)	Mr. Cooper’s term as a director ended on May 2, 2023. In connection with his departure from Board service, the Company vested 4,676 shares of unvested restricted common stock.
(6)	Ms. Martinez and Mr. Zell joined the Board in May 2023.

2024 Compensation of Directors.  In October 2023, as part of its obligation to review director compensation under its charter, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, to examine the amount and composition of annual director compensation, taking into account the form and amount of annual cash and equity compensation as compared to our customized peer group in 2023 and our compensation philosophy and objectives. The Compensation Committee elected not to change annual director compensation for 2024 and expects to review director compensation in 2025.

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Vote Required

The twelve nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

Our Board of Directors recommends a vote “FOR” all twelve nominees to the Board.

Proposal 2

Ratification of Appointment of Independent Registered

Public Accounting Firm

GeneraL

The Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2024. Deloitte & Touche has served as our independent registered public accounting firm since December 6, 2013. We are asking the stockholders to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte & Touche was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in Par Pacific’s and our stockholders’ best interests.

The Audit Committee has approved all services provided by Deloitte & Touche. Representatives of Deloitte & Touche plan to attend the annual meeting and are expected to be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

Audit Fees

The following table sets forth the fees incurred by us in fiscal years 2023 and 2022 for services performed by Deloitte & Touche LLP:

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	2023	2022
Audit Fees(1)	$2,969,000	$2,050,000
Audit Related Fees(2)	25,000	37,500
Tax Fees(3)	—	—
All Other Fees(4)	4,103	4,103
Total Fees	$2,998,103	$2,091,603

(1)

Audit fees are fees paid to Deloitte & Touche LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees are fees paid to Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.”

(3)

Tax fees are fees paid for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit of Par Pacific’s financial statements.

(4)	Other fees paid to Deloitte & Touche LLP for the fiscal years ended December 31, 2023, and December 31, 2022, relate to fees for a subscription to an accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Our independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may our independent registered public accounting firm be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of us while not impairing its independence. Our Audit Committee must pre-approve permissible non-audit services. During each of the fiscal years 2023 and 2022, our Audit Committee approved 100% of the non-audit services provided to us by our independent registered public accounting firm.

Audit Committee Report

The Audit Committee assists our Board of Directors in overseeing (i) the integrity of Par Pacific’s financial statements, (ii) Par Pacific’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of Par Pacific’s internal auditors (or other personnel responsible for the internal audit function) and Par Pacific’s independent registered public accounting firm. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent registered public accounting firm and the financial management of Par Pacific. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Par Pacific. The independent registered public accounting firm reports directly to the committee.

Management is responsible for the preparation, presentation, and integrity of Par Pacific’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Par Pacific’s system of internal control over financial reporting. Par Pacific’s independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness of Par Pacific’s internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of Par Pacific’s independent auditor.

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The committee has met with our independent auditor and discussed the overall scope and plans for their audit. The committee met with the independent auditor, with and without management present, to discuss the independent auditor’s opinion about the effectiveness of Par Pacific’s internal control over financial reporting. The committee also discussed with the independent auditor matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Par Pacific’s consolidated financial statements and the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Our independent auditor also provided to the committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the committee concerning independence, and the committee discussed with the independent auditor its independence. When considering Deloitte & Touche’s independence, the committee considered the non-audit services provided to Par Pacific by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.

The committee has reviewed and discussed Par Pacific’s audited consolidated financial statements for the fiscal year ended December 31, 2023, with management and Deloitte & Touche. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to our Board of Directors that Par Pacific’s audited consolidated financial statements for the fiscal year ended December 31, 2023, be included in Par Pacific’s Annual Report on Form 10-K as filed with the SEC.

AUDIT COMMITTEE

Curtis Anastasio, Chairman

Katherine Hatcher

Patricia Martinez

Aaron Zell

Vote Required

The approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, requires the affirmative vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Deloitte & Touche LLP, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

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Proposal 3

Approval of an Amendment to the Par Pacific Holdings, Inc. Restated Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update, we are proposing to amend the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.

The Nominating and Corporate Governance Committee believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Further, the Nominating and Corporate Governance Committee noted that the proposed provision would not negatively impact stockholder rights. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Nominating and Corporate Governance Committee believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Nominating and Corporate Governance Committee recommended to the Board an amendment to the Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the Board determined that it is in the best interests of the Company and our stockholders to amend the Certificate of Incorporation as described herein.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s restated certificate of incorporation to add a new Article 13, which shall read in its entirety as follows:

ARTICLE 13

OFFICER EXCULPATION

An officer of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same currently exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”

Vote Required

Approval of the proposal to amend the Par Pacific Holdings, Inc. Restated Certificate of Incorporation requires the affirmative vote of a majority of shares of the common stock of the Company outstanding. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Board Recommendation

The Board recommends that you vote “FOR” the proposal to amend the Par Pacific Holdings, Inc. Restated Certificate of Incorporation.

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Other Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 6, 2024, of (i) each person who is known by us to own beneficially more than five percent of our outstanding shares of common stock, (ii) each named executive officer, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group.

Beneficial Holders	Amount and Nature of Beneficial Ownership (1)
	Number	Percentage
5% Stockholders:
BlackRock Inc. (2)	8,649,796	14.6%
The Vanguard Group, Inc. (3)	5,574,248	9.4%
State Street Corporation (4)	3,418,621	5.8%
Directors, Director Nominees, and Named Executive Officers:
Curtis Anastasio (5)	98,158	*
Anthony Chase (6)	12,542	*
Timothy Clossey (7)	81,606	*
Richard Creamer	47,495	*
Philip Davidson (8)	4,373	*
Walter Dods (9)	100,496	*
Shawn Flores	29,760	*
Katherine Hatcher	30,968	*
Jeffrey R. Hollis	17,876	*
Melvyn Klein (10)	124,353	*
Patricia Martinez	2,414	*
William Monteleone (11)	610,441	1.0%
William Pate (12)	1,320,362	2.2%
Robert Silberman (13)	119,659	*
Eric Yeaman (14)	—	*
Jim Yates (15)	62,486	*
Aaron Zell	1,693	*

All directors and executive officers as a group (17 persons) (16)	2,602,196	4.4%

*	Denotes less than 1% beneficially owned.

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(1)	Based on 59,340,567 common shares outstanding as of March 6, 2024.
(2)

Information based upon the Schedule 13G/A filed with the SEC on January 23, 2024, by BlackRock Inc. (“BlackRock”). The address for BlackRock is 50 Hudson Yards, New York, NY 10001. BlackRock has sole voting power with respect to 8,472,912 shares and sole dispositive power with respect to 8,649,796 shares.

(3)

Information based upon the Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc. (“Vanguard”). The address for Vanguard is 100 Vanguard Blvd, Malvern, PA 19355. Vanguard has shared voting power with respect to 68,122 shares, sole dispositive power with respect to 5,455,012 shares and shared dispositive power with respect to 119,236 shares.

(4)

Information based upon the Schedule 13G filed with the SEC on January 24, 2024, by State Street Corporation (“State Street”). The address for State Street is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016. State Street has shared voting power with respect to 3,345,773 and shared dispositive power with respect to 3,418,621 shares.

(5)	Includes 1,293 shares issuable pursuant to restricted stock units in the event Mr. Anastasio leaves Board service during the period ending sixty days after March 6, 2024.
(6)	Includes 2,013 shares issuable pursuant to restricted stock units in the event Mr. Chase leaves Board service during the period ending sixty days after March 6, 2024.
(7)	Includes 2,799 shares issuable pursuant to restricted stock units in the event Mr. Clossey leaves Board service during the period ending sixty days after March 6, 2024.
(8)	Includes 852 shares issuable pursuant to restricted stock units in the event Mr. Davidson leaves Board service during the period ending sixty days after March 6, 2024.
(9)	Includes 16,978 shares issuable pursuant to restricted stock units in the event Mr. Dods leaves Board service during the period ending sixty days after March 6, 2024.
(10)	Includes 67,316 shares issuable pursuant to restricted stock units in the event Mr. Klein leaves Board service during the period ending sixty days after March 6, 2024.
(11)	Includes 254,300 shares issuable upon the exercise of vested options.
(12)	Includes 809,221 shares issuable upon the exercise of vested options.
(13)	Includes 59,659 shares issuable pursuant to restricted stock units in the event Mr. Silberman leaves Board service during the period ending sixty days after March 6, 2024.
(14)	Mr. Yeaman is a director nominee.
(15)	Information from Mr. Yates’s ownership report on Form 4 dated November 14, 2022, his last Form 4 filed prior to his retirement on June 30, 2023.
(16)	Does not include Mr. Yates who retired from the Company during 2023.

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Executive Officers

Our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. Our executive officers are listed in the following table, and certain information concerning those officers, except for Messrs. Pate and Monteleone, who are also members of the Board, follows the table:

Name	Age	Position
William Pate	60	Chief Executive Officer
William Monteleone	40	President
Richard Creamer	58	Executive Vice President, Refining and Logistics
Shawn Flores	35	Senior Vice President, Chief Financial Officer
Ivan Guerra	42	Chief Accounting Officer
Jeffrey R. Hollis	41	Senior Vice President, General Counsel and Secretary
Danielle Mattiussi	53	Senior Vice President, Chief Retail Officer

Richard Creamer has served as our Executive Vice President of Refining and Logistics since April 2022.

Previously he served as Vice President and Refinery Manager for the Par Pacific Kapolei, Hawaii, HF Sinclair El Dorado, Kansas, and Flint Hills Resources Port Arthur, Texas Refineries and Olefin plants. Previous assignments include a strong background in Leadership, Operations, and Engineering through his extensive experience in the Texas Gulf Coast with Flint Hills Resources, Invista, LyondellBasell, and Koch Industries. Mr. Creamer holds a bachelor’s degree in chemical engineering from Texas Tech University.

Shawn Flores has served as our Senior Vice President and Chief Financial Officer since January 2023 and as our Vice President – Finance since 2021.

Prior to 2021, Mr. Flores has served in a variety of roles for us since 2014 including Vice President – Strategy and Financial Planning and Director of M&A and Business Development. Mr. Flores holds a master’s degree in finance and a bachelor’s degree in accounting from Texas A&M University.

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Ivan Guerra as served as our Vice President and Chief Accounting Officer since March 2018, and as our Corporate Controller since January 2017.

Prior to joining Par Pacific, Mr. Guerra served as Global Assistant Controller at Ascend Performance Materials.  Previously, Mr. Guerra was a Senior Manager in KPMG Houston’s Audit practice where his clients included public and private clients across various industries.  Mr. Guerra holds a bachelor’s degree in accounting from University of Houston.  Mr. Guerra is a Certified Public Accountant licensed in the state of Texas and a member of the American Institute of Certified Public Accountants.

Jeffrey R. Hollis has served as our Senior Vice President, General Counsel and Secretary since January 2023 and as our Vice President, General Counsel and Secretary since January 2022.

Formerly, he served as Vice President, Associate General Counsel and Secretary since 2019.  Previously, he served as Associate General Counsel and Assistant Secretary since 2015.  Mr. Hollis began his career in the corporate practice group of Baker Botts LLP, where his practice focused on mergers and acquisitions, capital markets transactions, securities regulation, and corporate governance.  Mr. Hollis holds a bachelor’s degree in history and a minor in Political Science from University of California – Los Angeles (UCLA) and a juris doctorate from Vanderbilt University.

Danielle Mattiussi has served as our Senior Vice President & Chief Retail Officer since January 2023.

Prior to joining Par Pacific, Ms. Mattiussi served for several years as Vice President of Retail Operations for Maverik. Previously, she served in a variety of marketing, business development, and sales management roles with Canon USA and Eastman Kodak.  Ms. Mattiussi graduated from DePaul University with a bachelor's degree.  She also holds a master’s degree in accounting from DePaul University and an MBA from University of Utah.

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Executive Compensation

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation program, as well as to discuss the compensation earned by our named executive officers for 2023. Our Compensation Committee (the “Committee”) oversees our executive compensation program. The Committee reviews and establishes the compensation for our executive officers and is responsible for administering and awarding grants of equity awards under our existing stock incentive plans.

Our 2023 executive compensation program was designed to align the interests of our executives with those of our stockholders through long-term stock-based awards and cash payouts linked to Company and individual performance.

Named Executive Officers

For 2023, our named executive officers were:

•	William Pate, Chief Executive Officer;
•	William Monteleone, President;
•	Richard Creamer, Executive Vice President, Refining and Logistics;
•	Shawn Flores, Senior Vice President, Chief Financial Officer; and
•	Jeffrey R. Hollis, Senior Vice President, General Counsel and Secretary.

Our named executive officers for 2023 include Jim Yates, former Executive Vice President, who retired from the Company during 2023.

In this proxy statement, we refer to William Pate, William Monteleone, Richard Creamer, Shawn Flores, and Jeffrey R. Hollis, and, for periods prior to his departure, Jim Yates (June 30, 2023) as our “Named Executive Officers.”

2023 Key Business Highlights and Compensation Actions

Compensation for 2023 was primarily driven by the Company’s extraordinary financial results. In addition to record net income, strong operational execution, and excellent safety results, the Company also successfully closed its highly accretive acquisition of the Billings refinery and successfully completed a comprehensive refinancing of its capital structure. We also focused on improving safety, promoting core values, and our renewable fuels projects and growth strategies.

We continue to expect that the core elements of our executive compensation program in the future will incentivize the profitable operation of our refining, retail and logistics business segments, support our ongoing acquisition strategy, drive energy transition efforts, and encourage the creation of stockholder value. The Committee is also committed to continued enhancements in response to executive compensation trends and regulatory developments. For a reconciliation of Adjusted EBITDA to the measures we believe to be the most directly comparable to those measures under GAAP, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations—Non-GAAP Performance Measures—Adjusted Net Income (Loss) and Adjusted EBITDA” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Our Philosophy on Executive Compensation

Our compensation philosophy is to provide competitive compensation packages that attract, retain, and motivate talented executives and managers while aligning the interests of management and our stockholders. To this end, our compensation for 2023 reflected the Company’s record financial results combined with strong operational performance and safety results.

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Our compensation programs are generally structured to provide a balanced portfolio of both cash and equity compensation elements. Going forward, we expect that our overall compensation will involve multiple elements to deliver a total package, including cash and equity compensation components and incentives, to increase stockholder value. In addition, the Committee has and will retain discretion to adjust as necessary to balance the overall performance of the Company and the individual performance of our executive officers such that we maintain a “pay-for-performance” philosophy.

The Committee generally applies its compensation philosophy and policies consistently in determining the compensation of each of our senior executive officers, while being mindful of individual differences such as experience, level of responsibility, potential contributions to future growth opportunities and individual performance, as well as the practical implications of arms-length negotiations at the time each executive officer is hired or promoted. Greater relative percentages of potential compensation are at risk for the most senior executive officers to reflect their respective areas and levels of responsibility for the Company’s performance.

Consideration of Say-on-Pay Results

At our annual meeting of stockholders held in May 2023, approximately 99% of the votes cast on the advisory vote to approve the compensation of our Named Executive Officers were voted in favor of the proposal. The Committee believes that this affirmed our stockholders’ support for the Company’s approach to executive compensation and, therefore, we have not implemented any changes to our executive compensation program as a direct result of the advisory vote.

As set forth in the charts below, a significant percentage of the total compensation targets in 2023 for the Chief Executive Officer and the other Named Executive Officers as a group was at risk and subject to the performance of the individual officer and the Company.

The Committee oversees our executive compensation program. Each Committee member is an independent director and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act.  The Committee develops and recommends to the Board the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers.  Our Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Committee retains final discretion in determining the compensation of our executive officers.  In general, the Committee makes its final award determinations based on Company performance in the first quarter following the end of each fiscal year.

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In implementing and administering the Company’s compensation philosophy, the Committee:

•	Reviews market data to assess the competitiveness of the Company’s compensation policies;
•	Evaluates the Company’s compensation policies compared to its peers and in the context of broader industry surveys;
•	Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives; and
•	Reviews the individual performance of each executive officer.

The Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations, and reviewing advice of independent executive compensation and legal advisors before acting.  The Committee also holds special meetings as necessary to perform its duties.

Role of the Chief Executive Officer

As part of its review and determination of the Company’s compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our Chief Executive Officer (other than with respect to his own compensation).  The Committee’s charter provides that our Chief Executive Officer may attend meetings at which the compensation of other Named Executive Officers is under consideration. In this capacity, the Chief Executive Officer may take the following actions:

•	Work with the Committee regarding the approval of all general compensation plans and policies, including pension, savings, incentive and equity-based plans;
•	Review and determine the respective corporate and individual goals and objectives for the other Named Executive Officers relevant to their compensation;
•	Provide the Committee with an evaluation of the performance of the other Named Executive Officers considering their respective corporate and individual goals and objectives; and
•	Recommend to the Committee the compensation levels of the other Named Executive Officers.

The Committee considers the recommendations of our Chief Executive Officer, together with the review by its independent compensation consultant, in making independent determinations regarding executive compensation.

Our Chief Executive Officer frequently attends Committee meetings, other than those portions that are held in executive session, but he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee’s charter.

Role of Compensation Committee Consultants

The Committee engaged Meridian as its independent compensation consultant. Meridian advised the Committee in connection with (i) the review of our peer group, (ii) the review and assessment of executive compensation levels and mix, (iii) the review and assessment of executive compensation program design features, and (iv) the review and assessment of the Company’s share usage and related effect on stockholder dilution.  In compliance with SEC rules, the Committee has assessed the independence of Meridian and concluded that no conflict of interest exists that would prevent Meridian from independently representing the Committee. Meridian does not currently provide any services to the Company other than the services provided directly to the Committee. Billing by Meridian is provided directly to, and approved for payment by, the Committee.

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Benchmarking Executive Compensation

Our philosophy emphasizes “pay for performance” with achievement of competitive objectives driving executive officer pay, while being mindful of individual differences such as tenure and performance, as well as the practical implications of pay being the product of an arms-length negotiation at the time an executive officer is hired or promoted.  At the Committee’s request, Meridian conducted a competitive review of our executive compensation program and was tasked by the Committee with updating the Company’s peer group for compensation purposes.

Customized Peer Group

As our business profile has evolved over time, the Committee has continued to re-evaluate our peer group composition. The Committee, with the advice of Meridian, reviewed the appropriateness of our existing peer group given the continued expansion of our business operations through acquisitions. In addition, the Committee considered the following criteria in reviewing and selecting peer companies: (i) revenue, (ii) market capitalization, (iii) sub-industry classification, and (iv) business model. The Committee also considered the growth of the Company’s refining operations with the acquisition of the Billings refinery and associated assets.  Based on this review, the Committee retained 13 of the 14 companies included in our prior year peer group. Crestwood Equity Partners LP was removed from our peer group because it was acquired by Energy Transfer LP in November 2023.

Our peer group had median annual revenues of approximately $4.5 billion and median market capitalization of approximately $2.2 billion as of December 31, 2023. The following table identifies the peer group companies along with their respective GICS sub-industry classifications:

Company Name	GICS Sub-Industry
Calumet Specialty Products Partners, L.P.	Oil and Gas Refining and Marketing
Casey’s General Stores, Inc.	Food Retail
CrossAmerica Partners, L.P.	Oil and Gas Storage and Transportation
CVR Energy, Inc.	Oil and Gas Refining and Marketing
Darling Ingredients Inc.	Agricultural Products
Delek U.S. Holdings, Inc.	Oil and Gas Refining and Marketing
Green Plains Inc.	Oil and Gas Refining and Marketing
NuStar Energy, L.P.	Oil and Gas Refining and Marketing
Parkland Corp.	Oil and Gas Refining and Marketing
Stepan Company	Specialty Chemicals
Sunoco, L.P,	Oil and Gas Refining and Marketing
Tronox Holdings, PLC	Commodity Chemicals
Vertex Energy, Inc.	Oil and Gas Refining and Marketing
Par Pacific Holdings, Inc.	Oil and Gas Refining and Marketing

The peer group above was used to benchmark 2023 total compensation levels of our senior executive officers and provide a framework for 2024 total compensation decisions and structures.

Our incentive plans provide the Committee with the flexibility to reward outstanding performance significantly above the targeted range described below. Conversely, when performance is below expectations, our plans provide the Committee the flexibility to reduce compensation below the targeted range, and to allow the Committee the discretion to reduce or eliminate certain compensation elements.

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Overview of Compensation Elements

The list below summarizes the general elements and characteristics of our executive compensation programs.  Detailed narratives of these compensation elements are provided below under “2023 Compensation Structure.”

•	Base salary: Base salary is determined by our philosophy, the position (e.g., skills, duties, responsibilities, etc.), market pay levels and trends, individual performance and prior salary;
•

Annual incentive awards: Variable compensation payable in cash (or at the discretion of the Committee, shares of restricted stock and/or stock options) following the fiscal year the pay is earned based upon the Committee’s determination in their discretion of performance; and

•

Long-term incentive awards: Variable compensation payable in time-vested and/or performance-based shares of restricted stock or restricted stock units. The Compensation Committee did not award any long-term incentive awards in the form of stock options for 2023 performance.

Determination of 2023 Compensation

In determining the compensation of our Named Executive Officers in 2023, the Committee considered the Company’s operating and financial performance, individual performance, market data, and the following management goals:

●	Emphasize and improve process safety management, occupational safety, environmental compliance and operational execution;
●	Promote core values among the work force;
●	Maintain company profitability based on certain financial targets;
●	Successfully close and integrate the Billings refinery and associated assets;
●	Promote renewable fuels projects to achieve meaningful carbon emissions reductions; and
●	Develop and implement retail growth strategies to enhance long-term retail brand value.

2023 Compensation Structure

Base Salary

Base salary provides a secure fixed level of compensation in an amount that recognizes the role and responsibilities of the executive officer, as well as experience, performance, and contributions. The Committee typically reviews the salaries of our Named Executive Officers annually (late in the fourth quarter or early the following year). The amount of any increase is based primarily on the named executive officer’s performance, the level of his or her responsibilities and the external competitiveness of his or her base salary and overall total compensation. In addition, the Committee may review the salaries of our Named Executive Officers in connection with a promotion or other change in responsibility. The Committee’s review of these factors is subjective, and no fixed value or weight is assigned to any specific factor when making salary decisions.

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2023 Annual Incentive Plan

The 2023 annual incentive plan had the following objectives:

•	To incentivize our executive officers to achieve key financial, operational, and individual performance goals;
•	To create and sustain employee ownership in and financial rewards tied to the Company’s success;
•	To create alignment with critical success factors and core values of safety and environmental accountability; and
•	To recognize the importance of operational reliability in the Company’s financial success.

2023 Annual Incentive Target Opportunity

Named Executive Officer	Annual Incentive Target Opportunity (% of Base Salary)
William Pate	100.0%
William Monteleone	80.0%
Jim Yates*	75.0%
Richard Creamer	75.0%
Shawn Flores	60.0%
Jeffrey R. Hollis	60.0%

* Mr. Yates retired as Executive Vice President on June 30, 2023.

Based on achieved individual performance, a Named Executive Officer may earn between 0% and 140% of their annual incentive target.

2023 Annual Performance Measures and Achieved Performance

The Compensation Committee approved the following individual and group performance components for the 2023 annual incentive plan (“AIP”). The individual performance component is based on each employee’s individual performance based on the employee’s role and responsibility. The group performance component is based on health, safety, environmental and operational performance (50%); an Adjusted EBITDA component (25%); and a Modified Free Cash Flow component (25%). The Committee selected these performance measures to align pay with the Company’s financial results while also emphasizing safety, environmental, and operational performance.

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Performance Measure	Description
Adjusted EBITDA Component and Modified Free Cash Flow Component

The Adjusted EBITDA component is targeted at 25% of the AIP. This component can range between 0.00% and 200% of the 25% target.

For a definition of Adjusted EBITDA, please see “Results of Operations—Non-GAAP Performance Measures—Adjusted Net Income (Loss) and Adjusted EBITDA” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Achievement of budgeted Adjusted EBITDA results in an Adjusted EBITDA component of 25%. This number is adjusted up or down to a maximum of 200% of target based on actual Adjusted EBITDA relative to budget. In 2023, the Adjusted EBITDA component was 40.7% due to the Company’s excellent financial results.

The Modified Free Cash Flow component is targeted at 25% of the AIP. This component can range between 0.00% and 200% of the 25% target. Modified Free Cash Flow is Adjusted EBITDA minus the Company’s cash interest expense, minus cash taxes, minus the amount of annual maintenance capital expenditures, and minus amortized turnaround expenses.

Achievement of budgeted Modified Free Cash Flow results in a Modified Free Cash Flow component of 25%. This number is adjusted up or down based on actual Modified Free Cash Flow relative to budget. In 2023, the Modified Free Cash Flow component was 49.6% due to the Company’s excellent financial results.

Group Performance Component

The Group performance component for the Named Executive Officers, except the Executive Vice President, Refining and Logistics, was measured based on (i) refining and logistics group performance (weighted 40%), (ii) retail group performance (weighted 25%), (iii) Montana integration (weighted 15%), (iv) commercial group performance (weighted 10%), and (v) renewable group performance (weighted 10%).

The Group performance component for the Executive Vice President, Refining and Logistics was measured based on the weighted average of the Group performance component for the other Named Executive Officers and the Group performance component for Refining and Logistics.  The Group performance component for Refining and Logistics was measured based on (i) Hawaii refining group performance (weighted 25%), (ii) Hawaii logistics group performance (weighted 25%), (iii) Washington refining and logistics group performance (weighted 25%), and (iv) Wyoming refining and logistics group performance (weighted 25%).

Individual Performance Component

The Individual performance component measures each Named Executive Officer’s personal contributions towards satisfaction of our strategic objectives.  These strategic objectives were set based upon each Named Executive Officer’s specific job and responsibilities.  Individual performance is determined on a 1 to 5 level basis, with 100% target bonus at level 3 and bonus targets ranging from a floor of 0% at level 1 and up to a maximum of 140% at level 5.  In 2023, the Compensation Committee approved an Individual performance component in excess of 140% for Mr. Pate to reflect his contribution to the Company’s record financial results.

•	Group Metric = Adjusted EBITDA Component (50%) + Modified Free Cash Flow Component (50%) + Group Performance Component (45.3%).
•	Individual Metric = Individual Performance Component (0% to 140%)

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The amount of each named executive officer’s bonus was then determined by the following formula:

Annual Incentive Plan Cash Bonus = Annual Base Salary x Target Percentage x Group Metric x Individual Metric

Individual targets, individual and group performance and non-equity incentive awards relating to 2023 performance for Named Executive Officers were as follows:

Name	Base Salary ($)	Group Metric (%)	Individual Metric (%)	Annual Incentive Plan Target (% of base salary)	2023 Non-Equity Incentive Award ($)
William Pate (2) (3)	$795,000	135.6%	166.3%	100.0%	$1,793,020
William Monteleone	$500,000	135.6%	100.0%	80.0%	$542,400
Jim Yates (1)	$400,000	100.0%	100.0%	75.0%	$150,000
Richard Creamer (2) (4)	$440,000	136.0%	134.0%	75.0%	$600,000
Shawn Flores (2)	$400,000	135.6%	123.0%	60.0%	$400,000
Jeffrey R. Hollis (2)	$390,000	135.6%	126.0%	60.0%	$400,000

(1)

Mr. Yates retired as Executive Vice President on June 30, 2023. Upon Mr. Yate’s retirement, he also received a mid-year cash award based on his year-to-date 2023 eligible earnings and Company performance in the first half of 2023.

(2)	Messrs. Pate. Creamer, Flores, and Hollis each received a 2023 Non-Equity Incentive Award rounded up or down at the discretion of the Compensation Committee.
(3)	In 2023, the Compensation Committee approved an Individual performance component in excess of 140% for Mr. Pate to reflect his contribution to the Company’s record financial results.
(4)	Mr. Creamer’s Group Metric is based on the average of the Group performance component for the other Named Executive Officers and the Group performance component for Refining and Logistics.

In February 2024, the Committee confirmed the cash incentive awards for 2023 performance in accordance with the bonus formula above as part of the annual compensation process. These awards were paid in the first quarter of 2024. The Committee retains the discretion to adjust the results for any given year and to increase or decrease the size of any performance-based award or payout. In addition, performance-based awards or payouts are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with the Policy for the Recovery of Erroneously Awarded Compensation adopted by our Board of Directors effective October 24, 2023. See “Policy for the Recovery of Erroneously Award Compensation (‘‘Clawback Policy’’)” below.

Long-Term Incentive Plan

During 2023, the Committee granted two types of long-term incentive awards to our Named Executive Officers: restricted stock and performance restricted stock units. The Committee determined the size of each equity grant to our Named Executive Officers based on our operating and financial performance, individual performance, and market data.

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Restricted Stock

The Committee believes that the grant of time-vested restricted stock encourages retention of our Named Executive Officers and aligns the interests of our Named Executive Officers with the interests of our stockholders in creating incentives for long-term value creation. Beginning in 2023, awards of restricted stock vest ratably over a three-year period. The Committee approved the following grants of restricted stock to our Named Executive Officers in 2023:

Named Executive Officer	Restricted Stock Award ($)	Shares of Common Stock (#)
William Pate	$918,762	33,446
William Monteleone	$500,009	18,202
Jim Yates (1)	$720,006	26,493
Richard Creamer	$294,011	10,703
Shawn Flores	$230,995	8,409
Jeffrey R. Hollis	$227,507	8,282

(1)

Mr. Yates retired as Executive Vice President on June 30, 2023. His shares of common stock total include an additional stock issuance of 9,020 shares of common stock issued upon Mr. Yates’s retirement on June 30, 2023.

Performance-Based Restricted Stock Units

In 2023, the Committee approved the grant of performance restricted stock units to our Named Executive Officers.  These grants are earned based on a payout matrix determined by the Committee that is based on three-year aggregate Adjusted EBITDA as a percentage of budged Adjusted EBITDA and total shareholder return as a percentage of the average total shareholder return of a designated peer group. The Committee believes that the grant of performance restricted stock units effectively aligns the interests of our Named Executive Officers with the interests of our stockholders because the grants encourage achievement of financial and total stock performance goals that help to create stockholder value.  If threshold performance goals are not achieved, none of the target amount of restricted stock units may be issued. If threshold performance goals are exceeded, up to 200% of the targeted amount of restricted stock units may be issued.

Named Executive Officer	PSU Award Value ($) (1)	PSUs Awarded (#) (1)
William Pate	$918,762	33,446
William Monteleone	$500,009	18,202
Jim Yates (2)	$—	—
Richard Creamer	$294,011	10,703
Shawn Flores	$230,995	8,409
Jeffrey R. Hollis	$227,507	8,282

(1)

The value of the restricted stock units was determined by the Board of Directors, upon recommendation of the Compensation Committee, on February 16, 2023, based on the NYSE closing price of our stock on such date. The amounts shown do not represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 please see the “Summary Compensation Table for Fiscal Years Ended December 31, 2023, 2022, and 2021” below.

(2)	Mr. Yates retired as Executive Vice President on June 30, 2023.

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CEO Compensation

The Committee believes that the Chief Executive Officer has the most control and responsibility for our overall performance of any officer and, accordingly, it is appropriate that he have the relatively greatest percentage of compensation be at risk and tied to our overall performance to best align his interests with those of our stockholders. Due to his responsibility for our performance as Chief Executive Officer, consistent with the intents and purposes of the compensation structure, the Chief Executive Officer’s compensation is structured to be materially higher than the other named executive officers.

Retirement Benefits

The Company maintains a 401(k) plan under which all full-time employees, including the named executive officers, are eligible to participate. Employee contributions are limited to the maximum amount allowed by the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Perquisites

The Company does not currently offer perquisites to its Named Executive Officers that are not available to other employees.

Determining Benefit Levels

The Committee reviews benefit levels periodically to ensure that the plans and programs create the desired incentives for our employees, including Named Executive Officers, which are generally competitive with the applicable marketplace, are cost-effective, and support our human capital needs. Benefit levels are not tied to Company, business area or individual performance, or to gains realized upon the exercise of stock options or the sale of restricted stock.

Non-Qualified Deferred Compensation Plan

On February 28, 2017, the Board, upon the recommendation of the Committee, approved the adoption of the Par Pacific Holdings, Inc. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The effective date of the Deferred Compensation Plan was March 7, 2017. The primary rationale for adopting the Deferred Compensation Plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis. No amounts were deferred under the Deferred Compensation Plan in 2023.

The Deferred Compensation Plan is intended to be a non-qualified deferred compensation plan that complies with the provisions of Section 409A of the Tax Code. The Deferred Compensation Plan provides a select group of senior management employees (including our Named Executive Officers) and directors who are not employees of the Company with the opportunity to defer the receipt of certain cash compensation. The obligations of Par Pacific under the Deferred Compensation Plan will be general unsecured obligations of Par Pacific to pay deferred compensation in the future to eligible participants in accordance with the terms of the Deferred Compensation Plan from the general assets of Par Pacific. Each participant may elect to defer under the Deferred Compensation Plan a portion of his or her cash compensation that may otherwise be payable in a calendar year. A participant’s compensation deferrals are credited to the participant’s bookkeeping account maintained under the Deferred Compensation Plan. With certain exceptions, deferred compensation obligations will be paid upon: (1) a fixed payment date, as elected by a participant; (2) a participant’s separation from service with Par Pacific; (3) the date of the participant’s death; or (4) the date on which a change in control occurs, as defined by the Deferred Compensation Plan. Payments under the Deferred Compensation Plan shall be made in the form of a cash lump sum.

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Severance Plan for Senior Officers

On February 28, 2017, the Board, upon the recommendation of the Committee, approved the adoption of the Par Pacific Holdings, Inc. Severance Plan for Senior Officers (as amended, the “Severance Plan”). The effective date of the Severance Plan was March 7, 2017, and the Severance Plan was subsequently amended on May 1, 2017, and May 23, 2022. The Severance Plan is designed to allow participating executives (including our Named Executive Officers) to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situation, particularly during periods when substantial disruptions and distractions might otherwise prevail.

The Severance Plan generally provides certain severance benefits if a participating executive is discharged without cause or the executive submits a resignation for a good reason, as defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the executive’s execution of a general release of liability against Par Pacific, the Severance Plan provides the following payments and benefits to the executive officer:

•	Payment of one (1) year’s base annual compensation at the time of the executive’s discharge for a Qualifying Termination; and
•	Payment of the average annual bonus paid to the executive over the three years prior to the executive’s discharge for a Qualifying Termination.

In addition, in the event of a Qualifying Termination during the 24-month period following a change in control, as defined in the Severance Plan, and subject to the applicable participant’s execution of a general release of liability against Par Pacific, the Severance Plan provides the following payments and benefits to such executive officers instead of the payments set forth above:

•

Payment of twenty-four (24) months of base annual compensation in effect at the time of such executive’s discharge for a Qualifying Termination in the case of the Chief Executive Officer of Par Pacific, or eighteen (18) months of base annual compensation in effect at the time of such executive’s discharge for a Qualifying Termination in the case of any other executive;

•	Payment of the average annual bonus paid to the executive over the three years prior to the executive’s discharge for a Qualifying Event; and
•	Accelerated vesting of the executive’s outstanding unvested equity awards.

Potential payments to our Named Executive Officers that relate to severance pay and termination benefits (including upon a change in control) are described in further detail below in the section entitled “Named Executive Officer Compensation - Potential Payments upon Termination or Change in Control.”

Compensation Policies

Short-Sale, Derivative and Hedging Trading Restrictions

To avoid any appearance of a conflict of interest and to prevent opportunities for trading in violation of applicable securities laws, the Company’s insider trading policy prohibits our officers, directors and certain other employees from engaging in transactions in which they may profit from short-term speculative swings in the value of the Company’s securities or hedge the economic risk inherent with their ownership of our common stock. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future), “put” and “call” options or other derivative securities and hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, this policy is intended to ensure compliance with all insider trading rules relating to the Company’s securities.

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Return and/or Forfeiture of Performance-Based Payments or Awards

As required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission from time to time, our Board of Directors will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee, cause the cancellation of long-term incentive awards, and seek reimbursement of any gains realized on the exercise or vesting of long-term incentive awards attributable to such awards, if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; (b) our Board of Directors or an appropriate committee determines that the employee engaged in any fraud or misconduct which caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.

‘‘No Fault’’ Clawback Policy

We have adopted a Clawback Policy to recapture incentive-based compensation awarded to executive officers in the event of restatements of the Company’s financial statements regardless of whether the executive officer contributed to the restatement in accordance with SEC and NYSE requirements. See “Policy for the Recovery of Erroneously Award Compensation (‘‘Clawback Policy’’)” below.

Timing of Equity Awards

Generally, the Committee makes incentive pay decisions at regularly scheduled Committee and Board of Director meetings during the first quarter of each year. The Committee may also make compensation determinations at other times during the year for newly hired executives or in connection with the promotion of existing employees.  The Committee does not time any form of compensation award, including equity-based awards, to coincide with the release of material non-public information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with the Company's management and based on such review and discussions and such other matters deemed relevant and appropriate by the Committee, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023. This report is provided by the following independent directors, who comprised the Compensation Committee throughout 2023 and through the date hereof:

COMPENSATION COMMITTEE

Walter Dods (Chair)

Anthony Chase

Katherine Hatcher

Narrative Disclosure of Compensation Policies and Practices as Related to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from our compensation policies and practices that are reasonably likely to have a material adverse effect on us, we are required to discuss those policies and practices for compensating our employees (including employees that are not named executive officers) as they relate to our risk management practices and the possibility of incentivizing risk-taking. We have determined that the compensation policies and practices established with respect to our employees are not reasonably likely to have a material adverse effect on us and, therefore, no such disclosure is necessary.

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Named Executive Officer Compensation

Summary Compensation Table. The following table sets forth information regarding compensation earned during the last three fiscal years by our Named Executive Officers for the fiscal years ended December 31, 2023, 2022, and 2021.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS ENDED

DECEMBER 31, 2023, 2022, and 2021

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards($)(1)	Nonequity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (5)(3)	Total ($)
William Pate Chief Executive Officer	2023	$783,462	$—	$1,837,523	$—	$1,793,020	$19,800	$4,333,805
	2022	$728,269	$—	$875,009	$2,427,291	$1,010,000	$18,300	$5,058,869
	2021	$700,000	$—	$1,159,192	$1,226,009	$457,485	$—	$3,542,686
William Monteleone President	2023	$497,692	$—	$1,000,018	$—	$542,400	$19,800	$2,059,910
	2022	$435,192	$—	$331,986	$497,293	$690,000	$14,471	$1,968,942
	2021	$415,000	$—	$466,789	$465,187	$238,676	$—	$1,585,652
Jim Yates Former Executive Vice President (4)	2023	$215,385	$42,500	$479,983	$—	$192,500	$1,083,044	$2,013,412
	2022	$253,789	$—	$200,003	$—	$412,200	$18,300	$884,292
	2021	$178,471	$—	$312,046	$290,041	$100,000	$—	$880,558
Richard Creamer Executive Vice President, Refining and Logistics	2023	$436,154	$—	$588,023	$—	$600,000	$19,815	$1,643,992
	2022	$274,615	$—	$249,998	$—	$729,516	$13,523	$1,267,652
	2021	$249,429	$—	$162,623	$—	$—	$—	$412,052
Shawn Flores Senior Vice President, Chief Financial Officer (5)	2023	$387,423	$—	$461,990	$—	$400,000	$21,556	$1,270,969
Jeffrey R. Hollis Senior Vice President, General Counsel, and Secretary (5)	2023	$374,490	$—	$455,014	$—	$400,000	$13,520	$1,243,024

(1)

The amounts shown represent the aggregate grant date fair value for stock, option, and performance restricted stock unit awards granted to the Named Executive Officers pursuant to the 2012 Long-Term Incentive Plan computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 19 - Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2023, included in our 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024.

(2)	The Non-Equity Incentive compensation reported in this column was earned in fiscal years 2023, 2022, and 2021 and paid in fiscal years 2024, 2023, and 2022, respectively.
(3)

All Other Compensation for each Named Executive Officer represents the Company’s matching contribution to such individual’s 401(k) plan. In connection with Mr. Yate’s retirement, the Company vested (a) 44,034 shares of unvested restricted common stock net of applicable taxes, (b) 25,800 stock options net of applicable taxes, and (iii) 6,265 performance restricted stock units net of applicable taxes, and granted Mr. Yates 9,020 shares of common stock.

(4)	Mr. Yates retired as Executive Vice President on June 30, 2023. Mr. Yates received a $35,000 bonus and a $7,500 service appreciation award in 2023.
(5)	Mr. Flores and Mr. Hollis each became a named executive officer for the first time during 2023.

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Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between compensation of our Chief Executive Officer or principal executive officer (“PEO”) and Named Executive Officers (“NEOs”) and certain financial performance measures of the Company for the fiscal years ended on December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020. For further information on the Company’s pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, refer to the “Executive Compensation - Compensation Discussion and Analysis” section of this proxy statement.

Year	Summary Compensation Table Total for PEO	Compensa- tion Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (000’s)	Modified Free Cash Flow per Share (Non-GAAP)
					Total Shareholder Return	Peer Group Total Shareholder Return
	(1)(2)	(1)(2)	(1)(3)	(1)(3)	(4)	(4)	(5)	(6)
2023	$4,333,805	$10,918,980	$1,646,261	$2,393,628	$156.50	$140.49	$728,642	$9.18
2022	$5,058,869	$9,484,571	$1,171,608	$1,165,709	$100.04	$127.97	$364,189	$8.70
2021	$3,542,686	$4,403,028	$1,151,037	$1,358,857	$70.96	$109.85	$(81,297)	$0.38
2020	$2,057,996	$(804,782)	$943,465	$251,535	$60.15	$88.27	$(409,086)	$(4.69)

(1)	NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2023	Mr. Pate	Messrs. Monteleone, Creamer, Flores, Hollis, and Yates
2020 – 2022	Mr. Pate	Messrs. Monteleone, Creamer, and Yates, and Joseph Israel, J. Matthew Vaughn, and Eric Wright

(2)	Amounts reflect the total compensation for our PEOs, as reported in the Summary Compensation Table for each applicable year.
(3)	Amounts reflect the total compensation for our NEO, as reported in the Summary Compensation Table for each applicable year.

Summary Compensation Table Total for PEO

		Less:	Add:	Add:	Add:	Less:
Year	Summary Compensation Table total for PEO	Grant Date Fair Value of Equity Awards*	Fair Value of Equity Awards Granted in the Fiscal Year**	Year over Year Change in Fair Value of Equity Awards Vested in the Fiscal Year***	Year over Year Change in Fair Value of Unvested Equity Awards Vested**	Fair Value of Equity Awards Failing to Meet Vesting Conditions****	Compensation Actually Paid for PEO
2023	$4,333,805	$1,837,523	$2,432,789	$790,193	$5,199,716	$—	$10,918,980
2022	$5,058,869	$3,302,299	$6,263,376	$(240,972)	$1,705,597	$—	$9,484,571
2021	$3,542,686	$2,385,201	$2,429,860	$346,696	$468,987	$—	$4,403,028
2020	$2,057,996	$1,291,985	$981,477	$(1,281,483)	$(1,270,787)	$—	$(804,782)

*Sum of Stock Awards and Option Awards from Summary Compensation Table.

** Fair value calculated as of the year end.

*** Fair value calculated as of the vesting date.

**** Fair value at the end of the prior year.

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Summary Compensation Table Total for NEOs (other than PEO)

		Less:	Add:	Add:	Add:	Less:
Year	Summary Compensation Table total for NEOs (other than PEO)	Grant Date Fair Value of Equity Awards*	Fair Value of Equity Awards Granted in the Fiscal Year**	Year over Year Change in Fair Value of Equity Awards Vested in the Fiscal Year***	Year over Year Change in Fair Value of Unvested Equity Awards Vested**	Fair Value of Equity Awards Failing to Meet Vesting Conditions****	Compensation Actually Paid for NEOs (other than PEO)
2023	$1,646,261	$597,006	$663,287	$279,365	$401,721	$—	$2,393,628
2022	$1,171,608	$357,281	$413,789	$(96,042)	$209,655	$176,020	$1,165,709
2021	$1,151,037	$647,449	$630,706	$107,416	$138,472	$21,326	$1,358,857
2020	$943,465	$422,414	$318,935	$(194,725)	$(393,726)	$—	$251,535

* Sum of Stock Awards and Option Awards from Summary Compensation Table.

** Fair value calculated as of the year end.

*** Fair value calculated as of the vesting date.

**** Fair value at the end of the prior year.

(4)

The Company’s Total Shareholder Return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The Peer Group used to determine the Company’s Peer Group TSR for each applicable fiscal year is our peer group as disclosed in this proxy statement. See the “Customized Peer Group” section of this proxy statement for an explanation of the change to the Company’s Peer Group.  The following table sets forth information regarding the Company’s current Peer Group TSR and the Company’s prior Peer Group TSR for the fiscal years ended December 31, 2023, 2022, 2021, and 2020.

	Prior Peer Group Total Shareholder Return		Current Peer Group Total Shareholder Return
2023	$	NA	$140.49
2022		$130.90	$127.97
2021		$112.37	$109.85
2020		$88.27	$88.27

(5)	Amounts reflect the Company’s net income as reported in our audited financial statements for the applicable year.
(6)

While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Modified Free Cash Flow per share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link the compensation actually paid to NEOs to company performance.

Discussion and Analysis

In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay versus Performance Table.

1.	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Cumulative TSR of Company and the Peer Group

The following graph illustrates the trend in “compensation actually paid” over the four years compared to our TSR performance, as well TSR relative to our peer group. This illustrates that compensation moved in alignment with our TSR performance in 2021, 2022, and 2023. Our change in TSR performance was greater than our peer groups change in TSR performance from 2022 to 2023.

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2.	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Net Income (Loss)

The graph below illustrates the trend in “compensation actually paid” over the four years to our GAAP Net Income (Loss). This illustrates that from 2021 to 2023 compensation moved in alignment with net income, increasing as net income increased.

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3.	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Non-GAAP Modified Free Cash Flow per Share

The graph below illustrates the trend in “compensation actually paid” over the four years to our Modified Free Cash Flow per share (non-GAAP).  The definition of Modified Free Cash Flow set forth above in this proxy statement is divided by the number of Company common shares during the applicable period to determine Modified Free Cash Flow per share. This illustrates that from 2021 to 2023 compensation increased and moved in alignment with Modified Free Cash Flow per share as it increased.

Performance Measures for Determining Executive Compensation

As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is a list of the performance measures that are considered the most important by the Company in determining executive compensation for the 2023 performance year. The performance measures included in this table are not ranked by relative importance.

Most Important 2023 Performance Measures for Determining Executive Compensation
Financial Measures
Modified Free Cash Flow per Share (non-GAAP)
Adjusted EBITDA (non-GAAP)
Non-Financial Measures
Safety
Core Values
Closing and Integrating the Billings Refinery
Other Strategic Initiatives

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Grants of Plan-Based Awards in 2023 Table. The following table sets forth certain information with respect to possible payouts to the Named Executive Officers under our Annual Incentive Plan and each grant of an award made to the Named Executive Officers in 2023 under the 2012 Long-Term Incentive Plan:

	Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
William Pate	n/a	$—	$795,000	$1,669,500	$—	$—	$—	—	—	$—	$—
	02/16/2023	$—	$—	$—	$—	$—	$—	33,446	—	$—	$918,762
	02/16/2023	$—	$—	$—	$—	$918,762	$1,837,523	—	—	$—	$—
William Monteleone	n/a	$—	$400,000	$840,000	$—	$—	$—	—	—	$—	$—
	02/16/2023	$—	$—	$—	$—	$—	$—	18,202	—	$—	$500,009
	02/16/2023	$—	$—	$—	$—	$500,009	$1,000,018	—	—	$—	$—
Jim Yates (5)	n/a	$—	$150,000	$315,000	$—	$—	$—	—	—	$—	$—
	02/16/2023	$—	$—	$—	$—	$—	$—	17,473	—	$—	$479,983
Richard Creamer	n/a	$—	$330,000	$693,000	$—	$—	$—	—	—	$—	$—
	02/16/2023	$—	$—	$—	$—	$—	$—	10,703	—	$—	$294,011
	02/16/2023	$—	$—	$—	$—	$294,011	$588,023	—	—	$—	$—
Shawn Flores	n/a	$—	$240,000	$504,000	$—	$—	$—	—	—	$—	$—
	02/16/2023	$—	$—	$—	$—	$—	$—	8,409	—	$—	$230,995
	02/16/2023	$—	$—	$—	$—	$230,995	$461,990	—	—	$—	$—
Jeffery R. Hollis	n/a	$—	$234,000	$491,400	$—	$—	$—	—	—	$—	$—
	02/16/2023	$—	$—	$—	$—	$—	$—	8,282	—	$—	$227,507
	02/16/2023	$—	$—	$—	$—	$227,507	$455,014	—	—	$—	$—

(1)	Amounts represent possible payouts under our Annual Incentive Plan.
(2)

The amounts shown represent the aggregate grant date fair value for stock and option awards granted to the Named Executive Officers pursuant to 2012 Long-Term Incentive Plan computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 19 - Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2023, included in our 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024.

(3)	Award cliff vests at the end of three years at levels between 0% to 200% based certain financial and total stock performance goals.
(4)

Represents the number of shares of restricted stock granted in 2023 to the Named Executive Officers pursuant to 2012 Long-Term Incentive Plan. Awards of restricted stock vest ratably over a three-year period.

(5)

Mr. Yates retired as Executive Vice President on June 30, 2023. In connection with his retirement, we vested (a) 44,034 shares of unvested restricted common stock, net of applicable taxes, (b) 25,800 stock options, net of applicable taxes, and (iii) 6,265 performance restricted stock units, net of applicable taxes, and granted Mr. Yates 9,020 shares of common stock.

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Narrative Disclosure to Summary Compensation Table. See “Employment Agreements” for the material terms of our employment agreements and arrangements with our Named Executive Officers. See “Compensation Discussion and Analysis” for an explanation of the amount of salary and bonus in proportion to total compensation. See the footnotes to the Summary Compensation Table and the Grant of Plan-Based Awards in 2023 Table for narrative disclosure with respect to those tables.

Outstanding Equity Awards at Fiscal Year-End Table. The following table sets forth certain information with respect to option and stock awards held by each Named Executive Officer as of December 31, 2023. The table does not include information regarding any equity-based awards related to 2023 performance that were granted to the Named Executive Officers in 2024.

Outstanding Equity Awards at Fiscal Year-End December 31, 2023

	Option Awards							Stock Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercis- able	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
William Pate	2/16/2023	(6)	—	—	—	$—	—	—	$—	33,446	$1,216,431
	2/16/2023	(3)	—	—	—	$—	—	33.446	$1,216,431	—	$—
	2/18/2022	(5)	—	—	—	$—	—	—	$—	29,343	$1,067,205
	2/18/2022	(2)	81,514	244,542	—	$14.91	2/18/30	—	$—	—	$—
	2/18/2022	(2)	—	—	—	$—	—	22,007	$800,404	—	$—
	2/19/2021	(5)	—	—	—	$—	—	—	$—	26,483	$963,187
	2/19/2021	(2)	79,449	79,449	—	$16.52	2/19/29	—	$—	—	$—
	2/19/2021	(2)	—	—	—	$—	—	21,843	$794,430	—	$—
	2/21/2020	(2)	—	—	—	$—	—	4,182	$152,081	—	$—
	2/21/2020	(2)	75,266	25,089	—	$19.73	2/20/28	—	$—	—	$—
	2/26/2019	(2)	104,400	—	—	$17.00	2/25/27	—	$—	—	$—
	2/27/2018	(2)	100,346	—	—	$17.34	2/26/26	—	$—	—	$—
	2/28/2017	(2)	71,918	—	—	$14.60	2/27/25	—	$—	—	$—
	10/12/2015	(3)	150,000	—	—	$21.44	10/11/25	—	$—	—	$—
William Monteleone	2/16/2023	(6)	—	—	—	$—	—	—	$—	18,202	$662,007
	2/16/2023	(3)	—	—	—	$—	—	18,200	$662,007	—	$—
	2/18/2022	(5)	—	—	—	$—	—	—	$—	11,133	$404,907
	2/18/2022	(2)	16,770	50,101	—	$14.91	2/18/30	—	$—	—	$—
	2/18/2022	(2)	—	—	—	$—	—	8,350	$303,690	—	$—
	2/19/2021	(5)	—	—	—	$—	—	—	$—	10,048	$365,446
	2/19/2021	(2)	30,146	30,146	—	$16.52	2/19/29	—	$—	—	$—
	2/19/2021	(2)	—	—	—	$—	—	9,104	$331,112	—	$—
	2/21/2020	(2)	—	—	—	$—	—	2,027	$73,722	—	$—
	2/21/2020	(2)	36,493	12,164	—	$19.73	2/20/28	—	$—	—	$—
	2/26/2019	(2)	50,625	—	—	$17.00	2/25/27	—	$—	—	$—
	2/27/2018	(2)	48,659	—	—	$17.34	2/26/26	—	$—	—	$—
	2/28/2017	(2)	27,740	—	—	$14.60	2/27/25	—	$—	—	$—

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	Option Awards							Stock Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercis- able	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Jim Yates (7)	—		—	—	—	$—	—	—	$—	—	$—
Richard Creamer (5)	2/16/2023	(6)	—	—	—	$—	—	—	$—	10,703	$389,268
	2/16/2023	(3)	—	—	—	$—	—	10,703	$389,268	—	—
	4/25/2022	(2)	—	—	—	$—	—	12,886	$468,664	—	—
Shawn Flores	2/16/2023	(6)	—	—	—	$—	—	—	$—	8,409	$305,835
	2/16/2023	(3)	—	—	—	$—	—	8,409	$305,835	—	$—
	2/18/2022	(2)	—	—	—	$—	—	5,031	$182,977	—	$—
	7/29/2021	(2)	—	—	—	$—	—	7,683	$279,431	—	$—
	2/19/2021	(2)	—	—	—	$—	—	3,129	$113,802	—	$—
	2/21/2020	(2)	—	—	—	$—	—	951	$34,588	—	$—
Jeffrey R. Hollis	2/16/2023	(6)	—	—	—	$—	—	—	$—	8,282	$301,216
	2/16/2023	(3)	—	—	—	$—	—	8,282	$301,216	—	$—
	2/18/2022	(2)	—	—	—	$—	—	5,534	$201,272	—	$—
	2/19/2021	(2)	—	—	—	$—	—	2,234	$81,251	—	$—
	2/21/2020	(2)	—	—	—	$—	—	697	$25,350	—	$—

(1)	Market value based on closing price of $36.37 on December 29, 2023, the last trading day of 2023. The value is stated before payment of applicable taxes.
(2)	Award has a four-year ratable vesting schedule with one-fourth of each award vesting each year on the anniversary of the grant.
(3)	Award has a three-year ratable vesting schedule with one-third of each award vesting each year on the anniversary of the grant.
(4)

Award vests in five equal annual installments (each such installment, a “Tranche”) beginning on October 12, 2016. The option terminates with respect to each Tranche immediately prior to the fifth anniversary of the vesting of such Tranche.

(5)	Award cliff vests at the end of three years at levels between 80% to 120% based on whether the Company meets certain performance goals.
(6)	Award cliff vests at the end of three years at levels between 0% to 200% based certain financial and total stock performance goals.
(7)	Mr. Yates retired as Executive Vice President on June 30, 2023.

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Option Exercises and Stock Vested Table. The following table sets forth certain information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (3)
William Pate	300,000	$4,027,500	46,709	$1,247,208
William Monteleone	36,302	$371,820	21,130	$564,164
Jim Yates (4)	—	$—	64,730	$1,723,808
Richard Creamer	—	$—	4,295	$99,129
Shawn Flores	—	$—	8,565	$245,915
Jeffrey R. Hollis	—	$—	4,429	$118,756

(1)

Represents the gross number of shares received by the named executive officer before deducting any shares withheld from (i) an option’s exercise to pay the exercise price and/or tax obligation, or (ii) the vesting of restricted stock or performance shares to pay the resulting tax obligation.

(2)

The reported value is determined by multiplying (i) the number of option shares, times (ii) the difference between the closing market price of the common stock on the date of exercise and the exercise price of the stock option. The value is stated before payment of applicable taxes.

(3)	The reported value is determined by multiplying number of vested shares by the closing market price of the shares on the vesting date. The value is stated before payment of applicable taxes.
(4)	Mr. Yates retired as Executive Vice President on June 30, 2023.

Employment Agreements. We have an employment agreement with William Pate. We have “at will” employment arrangements with the other Named Executive Officers employed by the Company as of December 31, 2023. The material terms and conditions of each of the employment agreements and the employment arrangements are summarized below.

William Pate, Chief Executive Officer

On October 12, 2015, the Company entered into an employment offer letter with Mr. Pate, pursuant to which he was hired as our President and Chief Executive Officer effective October 20, 2015. Under the terms of the letter, Mr. Pate was entitled to receive an annual base salary of $450,000 paid in accordance with Company payroll practices. Mr. Pate’s annual base salary in 2023 was $795,000. Mr. Pate is eligible to participate in any benefit plans that may be offered from time to time by the Company to its employees generally and in the Company’s 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

William Monteleone, President

On September 25, 2013, we entered into an “at will” employment arrangement with William Monteleone. Under the terms of the letter, Mr. Monteleone was entitled to receive an annual base salary of $350,000 paid in accordance with the Company's payroll practices. Mr. Monteleone’s annual base salary in 2023 was $500,000. Mr. Monteleone is also eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Richard Creamer, Executive Vice President, Refining and Logistics

On March 28, 2022, we entered into an “at will” employment arrangement with Richard Creamer. Under the terms of the letter, Mr. Creamer is entitled to receive an annual base salary of $420,000 paid in accordance with the Company's payroll practices. Mr. Creamer’s annual base salary in 2023 was $440,000. Mr. Creamer is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

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Shawn Flores, Senior Vice President, Chief Financial Officer

On December 13, 2022, we entered into an “at will” employment arrangement with Shawn Flores. Under the terms of the letter, Mr. Flores is entitled to receive an annual base salary of $350,000 paid in accordance with the Company's payroll practices. Mr. Flores’s annual base salary in 2023 was $400,000. Mr. Flores is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Jeffrey R. Hollis, Senior Vice President, General Counsel, and Secretary

On December 15, 2022, we entered into an “at all” employment arrangement with Jeffrey R. Hollis. Mr. Hollis’s annual base salary in 2023 was $390,000. Mr. Hollis is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Policy for the Recovery of Erroneously Award Compensation (‘‘Clawback Policy’’)

On October 24, 2023, our Board of Directors adopted a written policy addressing the recoupment of incentive-based compensation from current or former executive officers to ensure compliance with the requirements of the Dodd-Frank Act, Section 10D and Rule 10D-1 of the Exchange Act and the applicable NYSE Rules. Under the Clawback Policy, upon the occurrence of an accounting restatement of the Company’s financial statements, the Compensation Committee shall recover clawback-eligible incentive-based compensation received by certain officers (as defined in Rule 16a-1 of the Exchange Act), subject to limited exceptions. Recoupment will be required regardless of whether or not any of the covered officers engaged in fraud or misconduct or contributed to the restatement. The Company did not have an accounting restatement in 2023.

Potential Payments upon Termination or Change in Control

The following tables further describe the benefits and potential payments upon termination or a change in control for our Named Executive Officers as of December 31, 2023. Certain shares of restricted stock, options and performance restricted stock units granted to our Named Executive Officers under the 2012 Long-Term Incentive Plan will automatically vest in their entirety upon certain events such as a change of control or a termination of their employment due to death, disability or without cause. Mr. Pate is entitled to severance pay and certain termination benefits pursuant to his employment agreements with us. Additionally, our Named Executive Officers would be entitled to certain payments under our Severance Plan to the extent such payments are not set forth in their employment arrangement with us in the event of a termination of their employment due to death, disability, a change in control or termination without cause.

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Name (1)(2)(3)	Termination For Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
William Pate Chief Executive Officer
Salary continuation	$795,000	$—	$795,000	$530,000	$—	$1,590,000
Average 3-year bonus	$848,502	$—	$848,502	$848,502	$—	$848,502
Restricted Stock (Unvested and Accelerated)	$—	$—	$2,963,355	$2,963,355	$—	$2,963,355
Stock Options (Unvested and Accelerated)	$—	$—	$7,242,415	$—	$—	$7,242,415
Performance Restricted Stock Units (Unvested and Accelerated) (4)	$—	$—	$3,246,786	$3,246,786	$—	$3,246,786
William Monteleone President
Salary continuation	$500,000	$—	$500,000	$333,333	$—	$750,000
Average 3-year bonus	$490,359	$—	$490,359	$490,359	$—	$490,359
Restricted Stock (Unvested and Accelerated)	$—	$—	$1,370,531	$1,370,531	$—	$1,370,531
Stock Options (Unvested and Accelerated)	$—	$—	$1,875,991	$1,875,991	$—	$1,875,991
Performance Restricted Stock Units (Unvested and Accelerated) (4)	$—	$—	$1,432,323	$1,432,323	$—	$1,432,323
Richard Creamer Executive Vice President, Refining and Logistics
Salary continuation	$440,000	$—	$440,000	$293,333	$—	$660,000
Average 3-year bonus	$516,500	$—	$516,500	$516,500	$—	$516,500
Restricted Stock (Unvested and Accelerated)	$—	$—	$857,932	$857,932	$—	$857,932
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
Performance Restricted Stock Units (Unvested and Accelerated) (4)	$—	$—	$389,232	$389,232	$—	$389,232
Shawn Flores Senior Vice President, Chief Financial Officer
Salary continuation	$400,000	$—	$400,000	$266,667	$—	$600,000
Average 3-year bonus	$234,951	$—	$234,951	$234,951	$—	$234,951
Restricted Stock (Unvested and Accelerated)	$—	$—	$916,633	$916,633	$—	$916,633
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
Performance Restricted Stock Units (Unvested and Accelerated) (4)	$—	$—	$305,835	$305,835	$—	$305,835
Jeffrey R. Hollis Senior Vice President, General Counsel, and Secretary
Salary continuation	$390,000	$—	$390,000	$260,000	$—	$585,000
Average 3-year bonus	$250,000	$—	$250,000	$250,000	$—	$250,000
Restricted Stock (Unvested and Accelerated)	$—	$—	$609,052	$609,052	$—	$609,052
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
Performance Restricted Stock Units (Unvested and Accelerated) (4)	$—	$—	$301,180	$301,180	$—	$301,180

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(1)

For purposes of this analysis, Par Pacific assumed the effective date of termination is the last business day of 2023 and that the price per share of our common stock on the date of termination is $36.37, the closing price on December 29, 2023, the last trading day of 2023. Values provided are stated before payment of applicable taxes.

(2)	For purposes of valuing the stock options, we assumed the stock options were exercised on December 29, 2023.
(3)	Due to Mr. Yates’ departure from the Company, he is not eligible to receive any payments upon a change in control under the plan.
(4)	Amounts reflect performance restricted stock units issued at 100% of the targeted amount.

Severance Benefits

Jim Yates retired from the Company effective June 30, 2023. In connection with his retirement, pursuant to the terms of his “at will” employment arrangement dated August 31, 2022, Mr. Yates received a total cash bonus payment of $192,500. Mr. Yates also received 9,020 shares of common stock and accelerated vesting of his unvested equity awards.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans as of December 31, 2023:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,314,746	$16.97	3,038,805
Equity compensation plans not approved by security holders	—	$—	—
Total	1,314,746	$16.97	3,038,805

(1)	Includes shares subject to options outstanding under the Company’s Long-Term Incentive Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee (based on annual total compensation of our employees other than Mr. Pate) and the annual total compensation of William Pate, our Chief Executive Officer. The pay ratio calculated for 2023 by the Company is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, adjustments, and statistical sampling permitted under the rules, pay ratio disclosures may involve a degree of imprecision and may not be consistent with the methodologies incorporated by other companies. In 2023, Mr. Pate’s annual total compensation was $4,333,805 and the annual total compensation of our median employee (other than Mr. Pate) was $77,623, resulting in a ratio of 56:1.

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2023 CEO Pay Ratio Methodology

To determine our median employee in 2023, we identified approximately 1,793 employees (other than Mr. Pate) who were employed by the Company on December 31, 2023, and received a 2023 Form W-2 from the Company. To identify median employee total compensation and for purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, “Medicare wages and tips,” on each employee’s 2023 Form W-2. We did not annualize the compensation of anyone who was employed by us for only part of the year.

The Company determined that this method was the most straightforward, consistent, and administratively efficient way to base this analysis. Par Pacific generally does not employ seasonal or temporary workers; therefore, they did not have a significant impact on our employee population, or the median total compensation calculation and no annualizing adjustments were made by the Company. Par Pacific does not have any employees located in a jurisdiction outside the United States.

Using this methodology, we determined the Company’s “median employee.” Once we made this determination, we then determined the median employee’s annual total compensation in the same manner that we determined the annual total compensation of our named executive officers for purposes of the Summary Compensation Table.

Certain Relationships and Related Transactions

Policies and Procedures with Respect to Related Party Transactions

The Board has recognized that transactions between us and certain related persons present a heightened risk of conflicts of interest. To ensure that we act in the best interests of our stockholders, the Board has delegated the review and approval of related party transactions to the Audit Committee in accordance with our written Audit Committee Charter. After its review, the Audit Committee will only approve or ratify transactions that are fair to us and not inconsistent with the best interests of us and our stockholders. Any director who has an interest in a related party transaction will recuse himself from any consideration of such related party transaction.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2023, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except that Patricia Martinez was late in filing one Form 3; Aaron Zell was late in filing one Form 3; Tim Clossey was late in filing one Form 4 disclosing nine transactions; and Shawn Flores was late in filing one Form 4 disclosing one transaction.

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Other Matters

Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2023, our Quarterly Reports on Form 10-Q and other information, including our Code of Business Conduct and Ethics, are available on our website (www.parpacific.com) and may also be obtained by calling (832) 916-3392 or writing to the address below:

PAR PACIFIC HOLDINGS, INC.

Investor Relations

825 Town and Country Lane, Suite 1500

Houston, Texas 77024

The persons designated to vote shares covered by our Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

Deadline for Receipt of Stockholder Proposals

If you want us to consider including a proposal in our proxy statement for our 2025 annual meeting of stockholders you must deliver a copy of your proposal to Par Pacific’s Secretary at our principal executive offices at 825 Town and Country Lane, Suite 1500, Houston, Texas, 77024 no later than November 18, 2024. If the date of Par Pacific’s 2025 annual meeting of stockholders is more than 30 calendar days before or after the one-year anniversary date of our 2024 annual meeting, the deadline is a reasonable time before we begin to print and send our proxy materials.

If you intend to present a proposal at our 2025 annual meeting of stockholders, but you do not intend to have it included in our 2025 Proxy Statement, you must deliver a copy of your proposal, which must contain certain information specified in our Bylaws, to Par Pacific’s Secretary at our principal executive offices listed above not less than 90 days nor more than 120 days prior to the date of 2025 annual meeting of stockholders, provided that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, your notice must be received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the 2025 annual meeting was made. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as our Board of Directors may recommend. In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, if you intend to solicit proxies in support of director nominees, other than the Company’s nominees, you must also comply with the additional requirements of Rule 14a-19 of the Exchange Act.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

55

Several brokers with account holders who are Par Pacific stockholders will be “householding” our proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of stockholder meeting materials, please notify your broker or Par Pacific. Direct your written request to Investor Relations at Par Pacific Holdings, Inc., 825 Town and Country Lane, Suite 1500, Houston, Texas 77024; (832) 916-3392. Stockholders who currently receive multiple copies of stockholder meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Sincerely,

Jeffrey R. Hollis
Senior Vice President, General Counsel, and Secretary

March 18, 2024

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PAR PACIFIC HOLDINGS, INC.
Proxy for Annual Meeting of Stockholders on April 30, 2024
Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints William Monteleone and Jeffrey R. Hollis, each of them with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Par Pacific Holdings, Inc., to be held on April 30, 2024 and at any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held virtually at 8:30 a.m. (CST) on April 30, 2024. In order to attend the meeting, you must register at http://www.viewproxy.com/Parpacific/2024

This Proxy, when properly executed, will be voted in the manner specified by the undersigned stockholder on the reverse side. If no direction is made, this Proxy will be voted FOR all nominees in the election of directors in Proposal 1, FOR Proposal 2, FOR Proposal 3, and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting and at any adjournment or postponement of said meeting.

(Continued and to be signed on the reverse side.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card are available at:
http://www.viewproxy.com/Parpacific/2024

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL NOMINEES IN THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

Please mark your votes like this ☒

1. ELECTION OF DIRECTORS

Nominees:

01 Robert Silberman	07 Katherine Hatcher
02 Melvyn Klein	08 Patricia Martinez
03 Curtis Anastasio	09 William Monteleone
04 Anthony R. Chase	10 William Pate
05 Timothy Clossey	11 Eric Yeaman
06 Philip S. Davidson	12 Aaron Zell

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

INSTRUCTIONS: To withhold authority to vote for any individual, mark "For All Except" and write the nominee's name(s) on the line below.

____

I plan on attending the meeting ☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Date: ______________________________

____
Signature

____
Signature (if held jointly)

Address Change/Comments: (If you noted any Address Changes and/or comments above, please mark the box.) ☐

CONTROL NUMBER

→ [ ]

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership's name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when authorizing your proxy to vote by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet: Go to www.AALVote.com/PARR

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone: Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.

Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.